LEASE AGREEMENT
BY AND BETWEEN
CITYGATE CENTRE I LLC
a Delaware limited liability company
(Landlord)
AND
CALAMOS HOLDINGS LLC,
a Delaware limited liability company
(Tenant)
2135 CityGate Lane
Naperville, Illinois
Dated: November 16, 2007

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EXHIBITS AND RIDERS
     The following Exhibits and Riders are attached hereto and by this reference made a part of this Lease:

EXHIBIT A	-	FLOOR PLAN OF THE PREMISES

EXHIBIT A-2	-	EXPANSION PREMISES

EXHIBIT B	-	THE LAND

EXHIBIT C	-	RENT SCHEDULE

EXHIBIT D	-	WORK LETTER

EXHIBIT E	-	FORM OF COMMENCEMENT NOTICE

EXHIBIT F	-	JANITORIAL SPECIFICATIONS

EXHIBIT G	-	FIRST OFFER SPACE

EXHIBIT H	-	IAC AGREMENT NOTIFICATION

RIDER NO. 1	-	RULES AND REGULATIONS

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LEASE AGREEMENT
     THIS LEASE AGREEMENT dated as of November 16, 2007 (“this Lease”) is made and entered into by and between CityGate Centre I LLC, a Delaware limited liability company (the “Landlord”) and Calamos Holdings LLC, a Delaware limited liability company (the “Tenant”), upon all the terms set forth in this Lease and in all Exhibits and Riders hereto, to each and all of which terms Landlord and Tenant hereby mutually agree, and in consideration of Ten Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the rents, agreements and benefits flowing between the parties hereto, as follows:
ARTICLE 1 — BASIC LEASE INFORMATION AND CERTAIN DEFINITIONS
     Section 1.1 Definitions: Each reference in this Lease to information and definitions contained in the Basic Lease Information and Certain Definitions and each use of the terms capitalized and defined in this Section 1.1 shall be deemed to refer to, and shall have the respective meaning set forth in, this Section 1.1.

A.	Premises:	The entire second (2nd) floor of the Building, as said space is identified by diagonal lines or shaded area on the floor plans attached hereto as Exhibit A.

B.	Expansion Premises:	A portion of the third (3rd) floor of the Building, as said space is described on Exhibit A-2 attached hereto.

C.	Building:	The building commonly known as 2135 CityGate Lane, Naperville, Illinois.

D.	Land:	That certain parcel of real estate described in Exhibit B attached hereto.

E.	Project:	The Land and all improvements thereon, including the Building and all Common Areas.

F.	Commencement Date:	November 16, 2007.

G.	Rent Commencement Date:	May 1, 2008.

H.	Expiration Date:	April 30, 2015.

I.	Term:	Approximately seven (7) years and six (6) months beginning on the Commencement Date and Ending at 11:59 pm Chicago time on the Expiration Date (the “Initial Term”) together with any extensions thereof pursuant to Article 3 herein.

J.	Rentable Area of the Premises:	Landlord and Tenant agree that for all purposes of this Lease the Rentable Area of the Premises shall be deemed to be 30,833 square feet.

K.	Rentable Area of the Building:	Landlord and Tenant agree that for all purposes of this Lease the Rentable Area of the Building shall be deemed to be 213,163 square feet.

L.	Tenant’s Share:	14.46%

M.	Rent:	The Base Rent and the Additional Rent (as each term is defined herein.

N.	Base Rent:	The Base Rent shall be $18.25 per rentable square foot, with 2.5% annual escalations, as such amounts are set forth on the Base Rent Schedule attached hereto as Exhibit C, subject to such increases and free rent periods as may be provided herein and in said Exhibit C.

O.	Additional Rent:	The Additional Rent shall be all other sums due and payable by Tenant under the Lease, including, but not limited to, Tenant’s Share of Operating Costs.

P.	Rent Abatement:	Rent shall be abated for the Premises for a period of approximately six (6) months.

Q.	Landlord’s Contribution:	$40.00 per rentable square foot.

R.	Tenant’s Permitted Uses:	Tenant may use the Premises for general office purposes and for no other purpose, as more specifically set forth herein.

S.	Security Deposit:	As set forth in Article 21 herein.

T.	Broker:	Cushman & Wakefield of Illinois, Inc.

U.	Landlord’s Address for Notice:	CityGate Centre I LLC
c/o Calamos Real Estate LLC
2135 CityGate Lane
Naperville, Illinois 60563
Attention: President

With a copy to:

CityGate Centre I LLC
2020 Calamos Court
Naperville, Illinois 60563
Attention: General Counsel

U.	Landlord’s Address for Payment:	Calamos Real Estate LLC
2135 CityGate Lane
Naperville, Illinois 60563
Attn: Property Manager

V.	Tenant’s Address for Notice:	Calamos Holdings LLC
2020 Calamos Court
Naperville, Illinois 60563
Attn: Chief Executive Officer

With a copy to:

Calamos Holdings LLC
2020 Calamos Court
Naperville, Illinois 60563
Attn: General Counsel
ARTICLE 2 — PREMISES AND QUIET ENJOYMENT
     Section 2.1 Conveyance: Landlord hereby leases the Premises to Tenant, and Tenant hereby rents and hires the Premises from Landlord, for the Term. During the Term, Tenant shall have the non-exclusive right to use, in common with others and in accordance with the Rules and Regulations (as set forth in Rider No. 1 of the Lease), the Common Areas (as defined in Article 27 of this Lease). Tenant shall be subject to the terms, conditions and provisions of any and all ground leases, deeds to secure debt, mortgages, restrictive covenants, easements and other encumbrances now or hereafter affecting the Premises or the Project (“Encumbrances”). Notwithstanding the foregoing to the contrary, Tenant shall only be subject to the Encumbrances to the extent the Encumbrances do not materially diminish Tenant’s rights or increase Tenant’s obligations hereunder, or prohibit Tenant from using the Premises for Tenant’s Permitted Uses.
     Section 2.2 Quiet Enjoyment: Provided that Tenant fully and timely performs all the terms of this Lease on Tenant’s part to be performed, including payment by Tenant of all Rent, Tenant shall have, hold and enjoy the Premises during the Term without hindrance or disturbance from or by Landlord; subject, however, to all of the terms, conditions and provisions of any and all Encumbrances.
ARTICLE 3 — TERM; COMMENCEMENT DATE; DELIVERY AND ACCEPTANCE OF
PREMISES AND OPTIONS TO EXTEND AND EXPAND
     Section 3.1 Commencement Date: The Commencement Date shall be November 16, 2007. Landlord acknowledges that Tenant has had the right to enter the Premises for the purpose of constructing the Leasehold Improvements beginning on August 13, 2007.
     Section 3.2 Commencement Notice: By written instrument substantially in the form of Exhibit E attached hereto, Landlord shall notify Tenant of the Commencement Date and all other matters stated therein. Such Commencement Notice shall be conclusive and binding on Tenant as to all matters set forth therein, unless within ten (10) Business Days (as such term is defined in Article 27 of this Lease) following delivery of such Commencement Notice, Tenant contests any of the matters contained therein by notifying Landlord in writing of Tenant’s objections.
     Section 3.3 Acceptance of Premises: Occupancy of the Premises or any portion thereof by Tenant or anyone claiming through or under Tenant shall be conclusive evidence that Tenant and all parties claiming through or under Tenant (a) have accepted the Premises or such portion as suitable for the purposes for which the Premises are leased hereunder and the needs of Tenant, (b) have waived any defects in the Premises and the Project, and (c) have acknowledged that the Premises are acceptable in their “as is” condition, with no further obligation on the part of the Landlord. To Landlord’s knowledge, the Land, Building and Premises are in compliance with all applicable codes and laws, including, without limitation, building codes, fire codes and the Americans with Disabilities Act.
     Section 3.4 Tenant Options to Extend the Term: If (i) this Lease is in full force and effect without any uncured defaults of Tenant after expiration of all applicable notice and cure periods, then Tenant shall have the right to extend the Term by two (2) successive periods of five (5) years each upon the terms and conditions set forth in this Lease, except for Base Rent, which shall be the fair market rent as determined pursuant to Section 3.6 below. Each option to extend is referred to as an “Extension Option”; the first is referred to as the “First Extension Option” and the second is referred to as the “Second Extension Option.” In no event whatsoever shall this Lease ever be construed so as to afford Tenant more than two (2) Extension Options, or any other renewal rights not expressly set forth in this Article 3.
     Section 3.5 Conditions to Exercising Extension Options: In order to exercise an Extension Option, Tenant (i) there shall not be an Event of Default then in existence under this Lease, (ii) shall have neither assigned the Lease nor sublet all or any portion of the Premises, and (iii) shall deliver notice of such exercise to Landlord not later than one (1) year prior to the expiration date of the Initial Term or the extended Term, as applicable. Tenant may exercise the Second Extension Option, however, only if it previously exercised the First Extension Option and the Term has not earlier been terminated. During the extended Term, the provisions of this Lease shall remain in full force and effect.
     Section 3.6 Determination of Fair Market Rent: Within thirty (30) days of Landlord’s receipt of a Renewal Notice, Landlord shall deliver to Tenant a statement of the fair market rent for such renewal period (the “FMR Notice”). The fair market rent contained in the FMR Notice shall reflect the arms length fair market annual rental rate per rentable square foot under renewal leases and amendments entered into on or about the date on which the FMR Notice is delivered for space comparable to the Premises in the Building and office buildings comparable to the Building in the “East-West Corridor” area of suburban Chicago, Illinois. The determination of such fair market rent shall take into consideration any material economic differences between the terms of this Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes. In the event Tenant does not agree Landlord’s determination of fair market rent and the parties have not otherwise agreed in writing to a different fair market rent, then Tenant may deliver to Landlord a notice disputing Landlord’s determination of fair market rent within fifteen (15) days after receipt of Landlord’s FMR Notice (a “Rejection Notice”). If Tenant fails to provide Landlord with such Rejection Notice within said fifteen (15) day period, Tenant shall be deemed to have accepted the fair market rent contained in the FMR Notice. If Tenant properly and timely delivers such Rejection Notice to Landlord, Landlord and Tenant shall work in good faith to determine the fair market rent for the applicable renewal period. If Landlord and Tenant are unable to agree upon the fair market rent within thirty (30) days of Landlord’s receipt of the Rejection Notice, Tenant’s Extension Options shall be deemed null and void and of no force or effect. Upon Tenant’s acceptance of the fair market rent contained in the FMR Notice, or the parties’ good faith agreement on fair market rent, as provided above, Landlord and Tenant shall enter into an amendment of this Lease, which amendment shall reflect the new Base Rent, Expiration Date and any other appropriate modifications.
     Section 3.7 Tenant’s Option to Expand the Premises. Subject to the rights of other tenants in the Building, if this Lease is in full force and effect, and provided no Events of Default have occurred and are continuing, Tenant shall have the right to expand the Premises to include the Expansion Premises as such Expansion Premises are described on Exhibit A-2 attached hereto (the “Expansion Option”). If any such other tenant has exercised its option to lease all or a portion of the Expansion Premises, Tenant’s right to expand into the Expansion Premises shall be null and void. If any such other tenant has declined to exercise its expansion rights by May 1, 2008, Landlord shall give notice to Tenant of the availability of the Expansion Premises and Tenant. In order to exercise the Expansion Option, Tenant shall deliver notice of such exercise to Landlord not later than 5:00 pm Chicago time, on May 10, 2008. If Tenant timely exercises its Expansion Option, (i) such expansion shall be subject to the terms and conditions of this Lease, including, without limitation, the Right of First Offer, Landlord’s Contribution, Termination Right, First Extension Option and Second Extension Option, and (ii) the parties hereto shall enter into an amendment of this Lease for the purpose of increasing the Premises to include the Expansion Premises and specifying Rent, Tenant’s Share, and Landlord’s Contribution to the Leasehold Improvements within the Expansion Space. The Expansion Premises shall be deemed a part of the Premises commencing on December 1, 2008 and the rent commencement date for the Expansion Premises shall be June 1, 2009.
     Section 3.8 Termination Right: Notwithstanding anything to the contrary contained herein, Tenant shall have the one time right to terminate this Lease (the “Termination Option”) either (i) as of March 31, 2013, if the Expansion Option is not exercised by the Tenant, or (ii) as of November 30, 2013 if the Expansion Option is exercised by the Tenant (each, as applicable, the “Early Termination Date”); which Termination Option may be exercised only if Tenant delivers to Landlord written notice (the “Termination Notice”) of its decision to exercise this early Termination Option on or before the date that is twelve (12) months prior to the applicabe Early Termination Date. If Tenant elects to exercise this one time Termination Option, Tenant shall pay to the Landlord a termination payment equal to (i) the then unamortized Landlord Contribution to the Leasehold Improvements (calculated on a straightline basis using a nine percent (9%) annual interest rate over a ninrty (90) month term), plus (ii) unamortized brokerage commissions (calculated on a straightline basis using a nine percent (9%) annual interest rate over a ninety (90) month term), plus (iii) three (3) months of Rent as of the applicable Early Termination Date (collectively, the “Termination Payment”). One half of the Termination Payment shall be due with the Termination Notice and the other half of the Termination Payment shall be due upon the applicable Early Termination Date.
ARTICLE 4 — RENT
     Section 4.1 Base Rent: Tenant shall pay to Landlord, without notice, demand, offset or deduction, in lawful money of the United States of America, at Landlord’s Address for Payment, or at such other place as Landlord shall designate in writing from time to time: (a) the Base Rent as set forth in Exhibit C attached hereto, in equal monthly installments, in advance, on the first day of each calendar month during the Term, and (b) the Additional Rent, at the respective times required hereunder. Provided no Event of Default has occurrred or is continuing hereunder, Tenant shall be entitled to a six (6) month abatement of Rent (the “Abated Rent”) (as set forth on Exhibit C attached hereto), such that the Rent shall commence on the Rent Commencement Date. At any time, if an Event of Default shall occur and be continuing hereunder, all Abated Rent shall immediately become due and payable. If either the Commencement Date or the Expiration Date falls on a date other than the first day of a calendar month, the Rent due for such fractional month shall be prorated on a per diem basis between Landlord and Tenant so as to charge Tenant only for the portion of such fractional month falling within the Term.
     Section 4.2 Charges and Interest on Late Payments: All installments of Rent which are not paid within five (5) days after their due date shall be subject to a late charge of five percent (5%) of the amount of the late payment and shall further bear interest until paid at a rate per annum (the “Interest Rate”) equal to the greater of twelve percent (12%) or two percent (2%) above the prime rate of interest from time to time published by the Wall Street Journal, or any successor thereof; provided, however, that, if at the time such interest is sought to be imposed the rate of interest exceeds the maximum rate permitted under federal law or under the laws of the State of Illinois, the rate of interest on such past due installments of Rent shall be the maximum rate of interest then permitted by applicable law.
ARTICLE 5 — ADDITIONAL RENT
     Section 5.1 Operating Expense Payments: Beginning on the Rent Commencement Date, on the first day of each calendar month during the Term, Tenant shall pay to Landlord, as Additional Rent, an amount of money equal to Tenant’s Share of Operating Costs (“Tenant’s Operating Costs Payment”), for each year or fractional year during the Term, such amount to be calculated and paid as follows:
     A. Within sixty (60) days following the Commencement Date, and on the first day of January of each year during the Term thereafter, or as soon thereafter as is practicable, Landlord shall furnish Tenant with a statement (“Landlord’s Operating Costs Estimate”) setting forth Landlord’s reasonable estimate of Operating Costs as defined in Section 5.2 and as adjusted pursuant to Section 5.3 for the forthcoming year and Tenant’s Operating Costs Payment for such year, as adjusted pursuant to Section 5.3. On the first day of each calendar month during such year, Tenant shall pay to Landlord one-twelfth (1/12th) of Tenant’s Operating Costs Payment as estimated on Landlord’s Operating Costs Estimate. If during any calendar year actual Operating Costs exceed Landlord’s Operating Costs Estimate for such calendar year, Landlord may send Tenant a revised Landlord’s Operating Costs Estimate, and, upon receipt thereof, Tenant shall thereafter make monthly payments as set forth in the revised Landlord’s Operating Cost Estimate. If for any reason Landlord has not provided Tenant with Landlord’s Operating Costs Estimate on the first day of January of any year during the Term, then until the first day of the calendar month following the month in which Tenant is given Landlord’s Operating Costs Estimate, Tenant shall continue to pay to Landlord on the first day of each calendar month the sum, if any, payable by Tenant under this Section 5.1 for the month of December of the preceding year.
     B. On the last day of March of each year during the Term (beginning on the last day of March of the first year following the year in which the Commencement Date occurs), or as soon thereafter as is practicable, Landlord shall furnish Tenant with a statement of the actual Operating Costs as adjusted pursuant to Section 5.3, for the preceding year. Within thirty (30) days after Landlord’s giving of such statement, Tenant shall make a lump sum payment to Landlord in the amount, if any, by which Tenant’s Operating Costs Payment for such preceding year as shown on such Landlord’s statement, exceeds the aggregate of the monthly installments of Tenant’s Operating Costs Payments paid during such preceding year. If Tenant’s Operating Costs Payment, as shown on such Landlord’s statement, is less than the aggregate of the monthly installments of Tenant’s Operating Costs Payment actually paid by Tenant during such preceding year, then Landlord shall apply such amount to the next accruing monthly installment(s) of Rent due from Tenant until fully credited to Tenant (or if there is no further installment of Tenant’s Operating Costs Payment due by Tenant, then Landlord shall remit such overpayment directly to Tenant).
     C. If the Term ends on a date other than the last day of December, the actual Operating Costs for the year in which the Expiration Date occurs, shall be prorated so that Tenant shall pay that portion of Tenant’s Operating Costs Payment for such year represented by a fraction, the numerator of which shall be the number of days during such fractional year falling within the Term, and the denominator of which is 365 (or 366, in the case of a leap year). The provisions of this Section 5.1 shall survive the Expiration Date or any sooner termination provided for in this Lease.
     Section 5.2 Definition of Operating Expenses: For purposes of this Lease, the term “Operating Costs” shall specifically include and exclude the following:

     A. The term “Operating Costs” shall mean any and all expenses, costs and disbursements of every kind which Landlord pays, incurs or becomes obligated to pay in connection with the operation, management, repair and maintenance of all or any portion of the Project. All Operating Costs shall be determined according to generally accepted accounting principles which shall be consistently applied. Operating Costs include, without limitation, the following: (a) Reasonable wages, salaries, benefits, association dues and other fees and costs of all personnel associations or entities engaged in the operation, repair, maintenance, management, or safekeeping of the Project or the Common Areas, including, without limitation, taxes, insurance, and benefits relating thereto and the reasonable costs of all supplies and materials (including work clothes and uniforms) used in the operation, repair, maintenance and security of the Common Areas and the Project (all such amounts to be prorated among properties pursuant to applicable Encumbrances, including, without limitation the CityGate Centre declarations and restrictive covenants, to the extent such personnel, entities, supplies or materials are also engaged in the operation, repair, maintenance or security of any property other than the Building); (b) Cost of performance by Landlord’s personnel of, or of all service agreements for, maintenance, janitorial services, access control, alarm service, window cleaning, elevator maintenance and landscaping for the Project, including, without limitation, the cost of repairs and replacements required in connection with the maintenance of the parking garage on the Land and the rental of personal property and equipment used by Landlord’s personnel and others in the maintenance and repair of the Project; (c) Cost of utilities for the Project not specifically billed to other tenants of the Building, including water, sewer, gas, fuel and Common Area power, electricity, lighting and air-conditioning, heating and ventilating subject to Section 5.3; with Tenant to separately pay the utility service costs for the Premises as provided in Section 7.2 herein, (d) Cost of all insurance, including casualty and liability insurance applicable to the Project and to Landlord’s equipment, fixtures and personal property used in connection therewith, business interruption or rent insurance against such perils as are commonly insured against by prudent landlords, such other insurance as may be required by any lessor or mortgagee of Landlord, and such other insurance which Landlord considers reasonably necessary in the operation of the Project, together with all appraisal and consultants’ fees in connection with such insurance (but only to the extent used in connection with an attempted reduction in insurance costs), and, with respect to any claim under such insurance, the amount of any deductible; (e) All Taxes (as hereinafter defined); (f) Reasonable legal and accounting costs incurred by Landlord or paid by Landlord to third parties (exclusive of legal fees with respect to disputes with individual tenants, negotiations of tenant leases, or with respect to the ownership rather than the operation of the Project), appraisal fees, consulting fees, all other professional fees and disbursements and all association dues; (g) Cost of non-capitalized repairs and general maintenance for the Project (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant, other tenants of the Project or other third parties); (h) Amortization of the cost of improvements or equipment which are capital in nature and which (i) are for the purpose of reducing Operating Costs for the Project, up to the amount saved as a result of the installation thereof, as reasonably estimated by Landlord, or (ii) enhance the Project for the general benefit of tenants or occupants thereof, or (iii) are required by any governmental authority (unless such requirement was in effect and/or required prior to the Commencement Date), or (iv) replace any Building equipment needed to operate the Project at the same quality levels as prior to the replacement. All such costs, including interest thereon, shall be amortized on a straight-line basis over the useful life of the capital investment items (as reasonably determined by Landlord), but in no event beyond the reasonable useful life of the Project as a first class office project; (i) the Project management office rent or rental value of the Project management office and any conference rooms of the Building made available by Landlord for common use by tenants of the Building, provided that the same shall not be above market rental rates; and (j) a management fee (whether or not Landlord engages a manager for the Project or manages the Project with Landlord’s personnel) and all items reimbursable to the Project manager, if any, pursuant to any management contract for the Project. The management fee shall be four percent (4%) of the annual Rent required hereunder.

     B. For purposes hereof, the term “Taxes” shall mean, all taxes, assessments, and other governmental charges, applicable to or assessed against the Project or any portion thereof, or applicable to or assessed against Landlord’s personal property used in connection therewith, whether federal, state, county, or municipal and whether assessed by taxing districts or authorities presently taxing the Project or the operation thereof or by other taxing authorities subsequently created, or otherwise, and any other taxes and assessments attributable to or assessed against all or any part of the Project or its operation; including any reasonable expenses, including fees and disbursements of attorneys, tax consultants, arbitrators, appraisers, experts and other witnesses, incurred by Landlord in contesting any taxes or the assessed valuation of all or any part of the Project. Tenant acknowledges that Taxes “for” a given calendar year are those Taxes which accrue and are assessed for the Project in such calendar year even if paid in a later year. If at any time during the Term there shall be levied, assessed, or imposed on Landlord or all or any part of the Project by any governmental entity any general or special ad valorem or other charge or tax directly upon rents received under leases, or if any fee, tax, assessment, or other charge is imposed which is measured by or based, in whole or in part, upon such rents, or if any charge or tax is made based directly or indirectly upon the transactions represented by leases or the occupancy or use of the Project or any portion thereof, such taxes, fees, assessments or other charges shall be deemed to be Taxes. Notwithstanding the foregoing, any (A) franchise, corporation, income, inheritance or net profits tax, unless substituted for real estate taxes or imposed as additional charges in connection with the ownership of the Project, which may be assessed against Landlord or the Project or both, (B) transfer taxes assessed against Landlord or the Project or both, (C) penalties or interest on any late payments of Landlord and, (D) personal property taxes of Tenant or other tenants in the Project shall be excluded from Taxes. If any or all of the Taxes paid hereunder are by law permitted to be paid in installments, notwithstanding how Landlord pays the same, then, for purposes of calculating Operating Costs, such Taxes shall be deemed to have been divided and paid in the maximum number of installments permitted by law, and there shall be included in Operating Costs for each year only such installments as are required by law to be paid within such year, together with interest thereon and on future such installments as provided by law.
     C. “Operating Costs” shall not include (a) specific costs for any capital repairs, replacements or improvements, except as provided above; (b) expenses for which Landlord is reimbursed or indemnified (either by an insurer, condemner, tenant, warrantor or otherwise) to the extent of funds received by Landlord; (c) expenses incurred in leasing or procuring tenants (including lease commissions, advertising expenses, promotional expenses and expenses of renovating space for tenants); (d) payments for rented equipment, the cost of which would constitute a capital expenditure not permitted pursuant to the foregoing if the equipment were purchased; (e) interest or amortization payments on any mortgages; (f) net basic rents under ground leases; (g) costs representing an amount paid to an affiliate of Landlord which is in excess of the amount which would have been paid in the absence of such relationship; (h) costs specially billed to and paid by specific tenants; (i) salaries and benefits of employees of Landlord and its affiliates above the grade of group manager; (j) fines, penalties or costs resulting solely from Landlord’s default hereunder; (k) legal fees or other professional and consulting fees paid in connection with other tenant leases or the financing or refinancing of the Building; (l) organizational expenses associated with the creation and operation of the entity which constitutes Landlord; (m) cost of repairs or other work occasioned by the exercise of right of eminent domain; (n) depreciation (except as specifically set forth in Section 5.2(A)(h) above); (o) fines, penalties or costs incurred due to violation by Landlord or any tenant of the terms and conditions of any lease; (p) expenses in connection with services or other benefits of a type which Tenant is not entitled to receive under the Lease but which are provided to another tenant or occupant; (q) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord. There shall be no duplication of costs or reimbursements.

     Section 5.3 Gross Up: If the Building is not fully occupied (meaning one-hundred percent (100%) of the Rentable Area of the Building) during any full or fractional year of the Term, components of the actual Operating Costs which vary with the level of occupancy shall be adjusted for such year to an amount which Landlord estimates would have been incurred in Landlord’s reasonable judgment had the Building been ninety five percent (95%) occupied.
ARTICLE 6 — INTENTIONALLY DELETED
ARTICLE 7 — SERVICES OF LANDLORD
     Section 7.1 Landlord Services: During the Term, Landlord shall furnish Tenant with the following services: (a) hot and cold water in Building bathrooms and chilled water in Building drinking fountains, if any; (b) use of the Building Systems, such as then existing feeders and risers, to obtain electrical power from the utility supplier sufficient for lighting the Premises and powering office equipment consuming up to seven (7) watts per square foot of Rentable Area of the Premises; (c) heating, ventilating or air-conditioning, as appropriate, to the Premises and the Common Areas of the Project, during Business Hours at such temperatures and in such amounts as customarily and seasonally provided to tenants occupying comparable space in first-class office buildings in the surrounding area; (d) electric lighting for the Common Areas of the Project; (e) passenger elevator service, in common with others, for access to and from the Premises twenty-four (24) hours per day, seven (7) day per week; provided, however, that Landlord shall have the right to limit the number of (but not cease to operate all) elevators to be operated after Business Hours and on Saturdays, Sundays and Holidays; (f) janitorial cleaning services in accordance with the janitorial specifications attached hereto as Exhibit F; (g) facilities for Tenant’s loading, unloading, delivery and pick-up activities, including access thereto during Business Hours, subject to the Rules and Regulations, the type of facilities, and other limitations of such loading facilities; and (h) replacement, as necessary, of all Building standard lamps and ballasts in Building standard light fixtures within the Premises, with Tenant to pay for all bulbs and ballasts and to purchase such bulbs and ballasts solely from Landlord. All services referred to in this Section 7.1 shall be provided by Landlord and paid for by Tenant as part of Tenant’s Operating Costs Payment. At no time shall use of electricity in the Premises exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring to meet Tenant’s excess electrical requirements shall, upon Tenant’s written request, be installed by Landlord, at Tenant’s sole cost, if, in Landlord’s reasonable judgment, the same are necessary and shall not (i) cause permanent damage or injury to the Project, the Building or the Premises, (ii) cause or create a dangerous or hazardous condition, (iii) entail excessive or unreasonable alterations, repairs or expenses or (iv) interfere with or disturb other tenants or occupants of the Building.
     Section 7.2 Additional Services: If Tenant requires services, including cleaning services, routinely supplied by Landlord for hours or days in addition to the hours and days specified in Section 7.1, Landlord shall make reasonable efforts to provide such additional service after reasonable prior request therefor from Tenant, and Tenant shall reimburse Landlord for the cost of such additional service; provided however, that, if any other tenants in the Building served by the equipment providing such additional service to the Premises request that Landlord concurrently provide such service to such other tenants, the cost of Landlord’s providing such additional and concurrent service shall be prorated among all of the tenants requesting such service on the basis of the amount of space used by such tenants or the amount of additional service used by such tenants. Landlord shall have no obligation to provide any additional service to Tenant at any time Tenant is in default under this Lease after applicable notice and cure periods unless Tenant pays to Landlord, in advance, the cost of such additional service. If any machinery or equipment which generates abnormal heat or otherwise creates unusual demands on the air-conditioning or heating system serving the Premises is used in the Premises and if Tenant has not, within five (5) Business Days after demand from Landlord, taken such steps, at Tenant’s expense, as shall be necessary to cease such adverse affect on the air-conditioning or heating system, Landlord shall have the right to install supplemental air-conditioning or heating units in the Premises, and the full cost of such supplemental units (including the cost of acquisition, installation, operation, use and maintenance thereof) shall be paid by Tenant to Landlord in advance or on demand as Additional Rent.
     Section 7.3 Utilities: Landlord shall be responsible for making all necessary arrangements with the public utility or alternative utility service suppliers (“Suppliers”) supplying electric or other utility services reasonably necessary for the operation of the Building to the Building for Tenant’s use on the Commencement Date. All costs thereof shall be Operating Costs hereunder. Tenant shall cooperate with Landlord and Suppliers at all times and, as reasonably necessary, shall allow Landlord and the Suppliers reasonable access to the lines, feeders, risers, wiring, pipes, meters and any other machinery within the Premises provided Landlord provides Tenant reasonable notice prior to such entry except in the event of an emergency when no such notice shall be required. Tenant shall be subject to the rules and regulations of the Suppliers of such services and the rules and regulations of any municipal or other governmental authority regulating the business of providing such services. Notwithstanding the foregoing, Landlord may elect not to to supply or contract for the supply of such utility services to the Building, by giving Tenant sixty (60) days notice of same and Tenant shall make all necessary arrangements with the Suppliers supplying electric, gas, telephone, cable or other utility services to the Premises. The Tenant hereby acknowledges and agrees that it has read and understands the notice attached hereto as Exhibit H regarding the Landlord’s agreement with the City of Naperville relating to electricity infrastructure charges applicable to the Project.
     Section 7.4 Disruption of Services: Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the utility services furnished to the Premises, or if the quantity or character of the utility services supplied by the Suppliers is no longer available or suitable for Tenant’s requirements, and no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, will entitle Tenant to any abatement or diminution of Rent or relieve Tenant from any of its obligations under this Lease. Should any malfunction of any systems or facilities occur within the Building or should maintenance or alterations of such systems or facilities become necessary, Landlord shall repair the same promptly and with reasonable diligence, and except as otherwise specifically provided herein, Tenant shall have no claim for rebate, abatement of Rent, or damages because of malfunctions or any such interruptions in service. Notwithstanding the foregoing, in the event there is failure, delay or interruption of utility services due to any event covered by rent loss insurance which is not caused by Tenant or its agents, employees, representative, contractors, sublessees, licensors or invitees and which causes the Premises (or any portion thereof) to be untenantable or prohibits access to the Premises, and as a result of either occurrence, Tenant in fact ceases to use the Premises (or any portion thereof) for a period in excess of five (5) consecutive Business Days, then commencing on the sixth (6th) consecutive Business Day of such untenantability and non-use, Rent payable by Tenant for the untenantable portion of the Premises shall be abated until the earliest to occur of (a) the date such failure, delay or interruption is remedied, (b) the date the Premises are again tenantable or (c) the date Tenant resumes use of the Premises.
ARTICLE 8 — ASSIGNMENT AND SUBLETTING
     Section 8.1 Consent Required: Neither Tenant nor its legal representatives or successors in interest shall, by operation of law or otherwise, assign, mortgage, pledge, encumber or otherwise transfer this Lease or any part hereof, or the interest of Tenant under this Lease, or in any sublease or the rent thereunder without Landlord’s prior consent, which consent may not be unreasonably withheld or delayed. The Premises or any part thereof shall not be sublet, occupied or used for any purpose by anyone other than Tenant, without Tenant’s obtaining in each instance the prior written consent of

Landlord, which consent, subject to the provisions of Section 8.3 below, shall not be unreasonably withheld or delayed. Tenant shall not modify, extend, or amend a sublease previously consented to by Landlord without obtaining Landlord’s prior written consent thereto, which consent, subject to the provisions of Section 8.3 below, shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Landlord’s consent shall not be required for indirect ownership transfers or for Tenant’s subletting or assignment of the Lease to a parent, subsidiary or affiliate of the Tenant, provided that such affiliate subtenant or assignee has the same or greater net worth as the Tenant at the time of the transfer (a “Permitted Transfer”).
     Section 8.2 Definition of Assignment: An assignment of this Lease shall be deemed to have occurred (a) if in a single transaction or in a series of transactions more than 50% in interest in Tenant, any guarantor of this Lease, or any subtenant (whether stock, partnership interest, membership interest or otherwise) is transferred, diluted, reduced, or otherwise affected with the result that the present holder or owners of Tenant, such guarantor, or such subtenant have less than a 50% interest in Tenant, such guarantor or such subtenant, or (b) if Tenant’s obligations under this Lease are taken over or assumed in consideration of Tenant leasing space in another building. The transfer of the outstanding capital stock of any corporate Tenant, guarantor or subtenant through the “over-the-counter” market or any recognized national securities exchange (other than by persons owning 5% or more of the voting calculation of such 50% interest of clause (a) above) shall not be included in the calculation of such 50% interest in clause (a) above.
     Section 8.3 Approval Requests: If Tenant should desire to assign this Lease or sublet the Premises (or any part thereof), Tenant shall give Landlord written notice no later than thirty (30) days in advance of the proposed effective date of any proposed assignment or sublease, specifying (a) the name, current address, and business of the proposed assignee or sublessee, (b) the amount and location of the space within the Premises proposed to be so subleased, (c) the proposed effective date and duration of the assignment or subletting, and (d) the proposed rent or consideration to be paid to Tenant by such assignee or sublessee. Tenant shall promptly supply Landlord with financial statements and other information as Landlord may reasonably request to evaluate the proposed assignment or sublease. Landlord shall have thirty (30) days following receipt of such notice and other information requested by Landlord within which to notify Tenant in writing that Landlord elects: (i) to permit Tenant to assign or sublet such space; provided, however, that, fifty percent (50%) of any proceeds due and owing to Tenant in excess of Tenant’s Rent hereunder from such Subtenant shall be considered Additional Rent owed by Tenant to Landlord (less brokerage commissions, attorneys’ fees and other disbursements reasonably incurred by Tenant for such assignment and subletting if acceptable evidence of such disbursements is delivered to Landlord), and shall be paid by Tenant to Landlord, in the case of excess rent, in the same manner that Tenant pays Base Rent and, in the case of any other consideration, within ten (10) Business Days after receipt thereof by Tenant; or (ii) to refuse the requested consent of Tenant’s assignment or subleasing of such space and to continue this Lease in full force and effect as to the entire Premises. The parties agree that Landlord may reasonably refuse to consent to a subletting if the proposed subtenant is not financially creditworthy, is a governmental authority or agency, an organization or person enjoying sovereign or diplomatic immunity, a medical or dental practice, for storing goods or equipment rather than general office use, or a user that will attract a volume, frequency or type of visitor or employee to the Building which is not consistent with the standards of a high quality office building or that will impose an excessive demand on or use of the facilities or services of the Building, is a prospective tenant to whom Landlord has offered to lease space in the Project; provided, however, that the foregoing are merely examples of reasons for which Landlord may withhold its approval and shall not be deemed exclusive of any permitted reasons for reasonably withholding approval, whether similar or dissimilar to the foregoing examples. It shall also be reasonable for Landlord to refuse to consent to any assignment or subletting if (i) an Event of Default by Tenant then exists under this Lease beyond applicable notice and cure periods, or (ii) such assignment or subletting would cause a default under any other agreement binding upon the

Landlord, including without limitation, another lease in the Building or any Encumbrance, or (iii) any portion of the Building or Premises would likely become subject to additional or different laws as a consequence of the proposed subletting or assignment. If Landlord should fail to notify Tenant in writing of such election within the aforesaid thirty (30) day period, Tenant may send Landlord a second notice specifying that failure by Landlord to respond within thirty (30) days constitutes deemed consent by Landlord. If Landlord should fail to notify Tenant in writing of its election within five (5) days after receipt of such second notice, Landlord shall be deemed to have consented to the proposed action. Whether or not Landlord approves of a proposed assignment or sublet, Tenant agrees to reimburse Landlord as Additional Rent for reasonable and customary legal fees and any other reasonable out-of-pocket costs incurred by Landlord in connection with any proposed assignment or subletting. Tenant shall deliver to Landlord copies of all documents executed in connection with any permitted assignment or subletting, which documents shall be in form and substance reasonably satisfactory to Landlord and which shall require any assignee or subtenant to assume performance of all terms of this Lease to be performed by Tenant. No acceptance by Landlord of any Rent or any other sum of money from any assignee, sublessee or other category of transferee shall be deemed to constitute Landlord’s consent to any assignment, sublease, or transfer. Unless otherwise specifically agreed to in writing by Landlord, no such assignment or sublease shall release Tenant from any of its obligations under this Lease.
     Section 8.4 Bankruptcy: Tenant acknowledges that this Lease is a lease of nonresidential real property and therefore agrees that Tenant, as the debtor in possession, or the trustee for Tenant (collectively the “Trustee”) in any proceeding under Title 11 of the United State Bankruptcy Code relating to Bankruptcy, as amended (the “Bankruptcy Code”), shall not seek or request any extension of time to assume or reject this Lease or to perform any obligations of this Lease which arise from or after the order of relief. The Trustee shall provide the Landlord with thirty (30) days advance written notice of any rejection or abandonment of this Lease. The Trustee shall have the right to assume or assign Tenant’s rights and obligations under this Lease only if the Trustee and such assignee: (a) promptly cures or provides adequate assurance that the Trustee will promptly cure any default under the Lease; (b) compensates or provides adequate assurance that the Trustee will promptly compensate Landlord for any actual pecuniary loss incurred by Landlord as a result of Tenant’s default under this Lease; (c) provides adequate assurance of future performance under the Lease; and (d) provides Landlord with at least thirty (30) days’ advance written notice of such assumption. All payments of Rent required of Tenant under this Lease, whether or not expressly denominated as such in this Lease, shall constitute rent for the purposes of Title 11 of the Bankruptcy Code. No acceptance by Landlord of Rent or any other payments from the Trustee, receiver, assignee, person or other entity shall be construed as the Landlord’s waiver of the need to obtain Landlord’s consent or Landlord’s right to terminate this Lease for any transfer of Tenant’s interest in this Lease without such consent.
     Section 8.5 Assignment by Landlord: The term “Landlord,” as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessee’s interest in a ground lease of, the Land or the Building. In the event of any transfer, assignment or other conveyance or transfers of any such title or interest, Landlord herein named (and in case of any subsequent transfers or conveyances of any such title or interest, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease arising after the date of such transfer and, without further agreement, the transferee of such title or interest shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership of the Project. Landlord may transfer its interest in the Project, or portions thereof on interest therein, with notice to Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord’s part of any of the terms of this Lease; provided, however, upon such transfer Landlord shall remain liable to Tenant with respect to the obligations of Landlord set forth in the Lease which arose prior to the effective date of the transfer unless said obligations were expressly assumed by the transferee at the time of the transfer.
ARTICLE 9 — REPAIRS
     Section 9.1 Non-Structural Repairs: Tenant shall perform all maintenance and make all repairs and replacements to the Premises (including the Leasehold Improvements), other than (i) repairs and replacements necessitated by the willful misconduct or negligence of Landlord or its agents, employees, contractors, invitees or licensees to the extent the cost thereof is not collectible under Tenant’s insurance, or, if Tenant is not carrying all of the insurance described in Section 14.1, to the extent such cost would not be covered by the insurance described in Section 14.1, if the same were in effect, (ii) maintenance, repairs and replacements to the Building Systems located within the Premises; and (iii) repairs required to provide the services of Landlord described under Article 7 above. Tenant shall also make all repairs and replacements necessitated by damage to the Project (including the Building structure and the Central systems of the Building within the Premises) caused by Tenant or its agents, contractors, invitees and licensees but only to the extent the cost thereof is not collectible under Landlord’s insurance, or, if Landlord is not carrying all of the insurance described in Section 14.2, to the extent that such cost would not be covered by the insurance described in Section 14.2 if the same were in effect. Amounts payable by Tenant pursuant to this Section 9.1 shall be payable within thirty (30) days after receipt of an invoice therefor from Landlord. Landlord has no obligation and has made no promise to maintain, alter, remodel, improve, repair, decorate, or paint the Premises or any part thereof, except as specifically set forth in this Lease. In no event shall Landlord have any obligation to maintain, repair or replace any furniture, furnishings, fixtures or personal property of Tenant. To the extent Tenant has not made a repair required hereunder within ten (10) Business Days of receipt of Landlord’s notice that such repair is required, Landlord shall have the right to enter the Premises with reasonable notice and make any such repair, the cost of which shall be charged to Tenant as Additional Rent hereunder.
     Section 9.2 Structural Repairs: Subject to the provisions of Section 15 hereinbelow, Landlord shall maintain and make all necessary repairs to the foundations, roof, exterior walls, and structural elements of the Building, the electrical, plumbing, heating, ventilation and air-conditioning systems comprising the Building Systems and the Common Areas of the Building, except that the cost of performing any of said maintenance or repairs, whether to the Premises or to the Building, caused by the negligence of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, shall be paid by Tenant.
ARTICLE 10 — ALTERATIONS
     Section 10.1 Landlord Consent Required: Tenant shall not at any time during the Term make any alterations, including Specialty Alterations (as defined below) to the Premises, the total cost of which exceeds $10,000, without first obtaining Landlord’s written consent thereto, which consent of Landlord shall not be unreasonably withheld or delayed; provided, however, that Landlord shall not be deemed unreasonable by refusing to consent to any alterations which are visible from the exterior of the Building or the Project, which will or are likely to cause any weakening of any part of the structure of the Premises, the Building or the Project or which will or are likely to cause damage or disruption to the Building Systems or which are prohibited by any underlying ground lease or mortgage. “Specialty Alterations” are defined as alterations consisting of kitchens, executive bathrooms, raised computer floors, computer, telephone and telecommunications wiring and cabling in the Premises and Building, computer installations, supplemental air conditioning systems, safe deposit boxes, vaults, libraries or file rooms requiring reinforcement of floors, internal staircases, conveyors and other alterations of a similar character which Landlord designates as Specialty Alterations by written notice delivered to Tenant when Landlord approves Tenant’s plans containing such alterations. Should Tenant desire to make any alterations to the Premises, Tenant shall submit all plans and specifications for such proposed alterations to Landlord for Landlord’s review before Tenant allows any such work to commence, and Landlord shall promptly approve or disapprove such plans and specifications for any of the reasons set forth in this Section 10.1 or for any other reason reasonably deemed sufficient by Landlord. Tenant shall select and use only contractors, subcontractors or other repair personnel which have been approved by Landlord; provided, however, if the alteration affects the Building Systems then Tenant must use the contractors, subcontractors or other repair personnel from those listed on Landlord’s approved list maintained by Landlord in the Project management office. Upon Tenant’s receipt of written approval from Landlord and any required approval of any mortgagee or lessor of Landlord, and upon Tenant’s payment to Landlord of the reasonable out of pocket costs incurred by Landlord for such review and approval (including a reasonable fee for the actual time spent by employees of Landlord), Tenant shall have the right to proceed with the construction of all approved alterations, but only so long as such alterations are in strict compliance with the plans and specifications so approved by Landlord and with the provisions of this Article 10. All alterations shall be made at Tenant’s sole cost and expense. If Tenant elects to have Landlord perform an alteration, Tenant shall pay Landlord all costs incurred in connection therewith. If Tenant’s contractor performs such work, there shall be a fee of five percent (5%) of the actual costs of such work for Landlord’s agent or manager in supervising and coordinating such work and to cover overhead. In no event, however, shall anyone other than Landlord or Landlord’s employees or representatives perform work to be done which affects the Building Systems.
     Section 10.2 Construction Covenants: All construction, alterations, including Specialty Alterations, and repair work done by or for Tenant pursuant to any provision of this Lease shall (a) be performed in such a manner as to maintain harmonious labor relations; (b) not adversely affect the safety of the Project, the Building or the Premises or the systems thereof and not affect the Building Systems of the Building; (c) comply with all building, safety, fire, plumbing, electrical, and other codes and governmental and insurance requirements; (d) not result in any usage in excess of building standard water, electricity, gas, or other utilities or of heating, ventilating or air-conditioning (either during or after such work) unless prior written arrangements satisfactory to Landlord are made with respect thereto; (e) be completed promptly and in a good and workmanlike manner; and (f) not disturb Landlord or other tenants in the Building. After completion of any alterations to the Premises, Tenant will deliver to Landlord a copy of “as built” plans and specifications depicting and describing such alterations.
     Section 10.3 Removal of Improvements: Upon expiration or earlier termination of this Lease, all leasehold improvements, alterations, including Specialty Alterations, and other physical additions made to or installed by or for Tenant in the Premises shall be and remain Landlord’s property (except for Tenant’s movable fixtures, telephone and other equipment, computer systems, trade fixtures, furniture, furnishings and other items of personal property which are removable without damage to the Premises or the Building (“Tenant’s Property”)) and shall not be removed without Landlord’s written consent. Notwithstanding the foregoing, Landlord shall have the right to condition its approval of any alteration to the Premises upon Tenant’s removal of all or a portion of such improvements prior to the end of the Term of this Lease. Tenant agrees to remove, at its sole cost and expense, all of Tenant’s Property, and, if directed at the time Landlord approves same (in response to Tenant’s written request to do so upon submittal to Landlord of the plans for such alterations for approval) or if otherwise permitted to do so by Landlord in writing, all, or any part of, the leasehold improvements, alterations, including Specialty Alterations, and other physical additions made by Tenant to the Premises, on or before the Expiration Date or any earlier date of termination of this Lease. Tenant shall repair (which shall include closing up any slab penetrations in the Premises in a good and workmanlike manner), or promptly reimburse Landlord for the cost of repairing, closing any such slab penetrations and all damage done to the Premises or the Building by such removal. Tenant shall notify Landlord of its intention to effect the closing of any such slab penetrations at least 30 days prior to commencing such closings. Any leasehold improvements, alterations, including Specialty Alterations, or physical additions made by Tenant which Landlord does not direct or permit Tenant to remove at any time during or at the end of the Term shall become the property of Landlord at the end of the Term without any payment to Tenant. If Tenant fails to remove any of Tenant’s Property by the Expiration Date or any sooner date of termination of the Lease or, if Tenant fails to remove any leasehold improvements, alterations, including Specialty Alterations, and other physical additions made by Tenant to the Premises which Landlord has in writing directed Tenant to remove, Landlord shall have the right, on the tenth (10th) day after Landlord’s delivery of written notice to Tenant to deem such property abandoned by Tenant and to remove, store, sell, discard or otherwise deal with or dispose of such abandoned property in a commercially reasonable manner. Tenant shall be liable for all costs of such disposition of Tenant’s abandoned property, and Landlord shall have no liability to Tenant in any respect regarding such property of Tenant. The provisions of this Section 10.3 shall survive the expiration or any earlier termination of this Lease.
ARTICLE 11 — LIENS
     Section 11.1 Prohibition of Liens: Tenant shall keep the Project, the Building and the Premises and Landlord’s interest therein free from any liens arising from any work performed, materials furnished, or obligations incurred by, or on behalf of Tenant. Notice is hereby given that neither Landlord nor any mortgagee or lessor of Landlord shall be liable for any labor or materials furnished to Tenant. If any lien is filed for such work or materials, such lien shall encumber only Tenant’s interest in leasehold improvements on the Premises. Within ten (10) days after Tenant learns of the filing of any such lien, Tenant shall notify Landlord of such lien and shall either discharge and cancel such lien of record or post a bond sufficient under the laws of the State of Illinois to cover the amount of the lien claim plus any penalties, interest, attorneys’ fees, court costs, and other legal expenses in connection with such lien. If Tenant fails to so discharge or bond such lien within ten (10) calendar days after written demand from Landlord, Landlord shall have the right, at Landlord’s option, to pay the full amount of such lien without inquiry into the validity thereof, and Landlord shall be promptly reimbursed by Tenant, as Additional Rent, for all amounts so paid by Landlord, including expenses, interest, and reasonable attorneys’ fees.
ARTICLE 12 — USE AND COMPLIANCE WITH LAWS
     Section 12.1 Use: The Premises shall be used only for the uses specifically set forth in Section 1.1 and for no other purposes whatsoever. Tenant shall use and maintain the Premises in a clean, careful, safe, lawful and proper manner and shall not allow within the Premises, any offensive noise, odor, conduct or private or public nuisance or permit Tenant’s employees, agents, licensees or invitees to create a public or private nuisance or act in a disorderly manner within the Building or in the Project. Any statement as to the particular nature of the business to be conducted by Tenant in the Premises and uses to be made thereof by Tenant as set forth in Section 1.1 hereof shall not constitute a representation or warranty by Landlord that such business or uses are lawful or permissible under any certificate of occupancy for the Premises or the Building or are otherwise permitted by law.
     Section 12.2 Complaince with Law: Tenant shall, at Tenant’s sole expense, (a) comply with all laws, orders, ordinances, and regulations of federal, state, county, and municipal authorities having jurisdiction over the Premises, (b) comply with any directive, order, Encumbrance or citation made pursuant to law by any public officer requiring abatement of any nuisance or which imposes upon Landlord or Tenant any duty or obligation arising from Tenant’s occupancy or use of the Premises or from conditions which have been created by or at the request or insistence of Tenant, or required by reason of a breach of any of Tenant’s obligations hereunder or by or through other fault of Tenant, including, without limitation, the Westings Corporate Community Association covenants and guidelines and the CityGate Centre Association covenants and guidelines, (c) comply with all insurance requirements applicable to the Premises, and (d) indemnify and hold Landlord harmless from any loss, cost, claim or expense which Landlord incurs or suffers by reason of Tenant’s failure to comply with its obligations under clauses (a), (b) or (c) above. If Tenant receives notice of any such directive, order citation or of any violation of any law, order, ordinance, regulation or any insurance requirement, Tenant shall promptly notify Landlord in writing of such alleged violation and furnish Landlord with a copy of such notice.
     Section 12.3 Hazardous Substances: Except for Hazardous Substances (as hereinafter defined) which are a part of or contained in customary office supplies and/or equipment, and then only if used, stored and disposed of in accordance with the manufacturer’s instructions and all applicable laws, codes, regulations, orders and ordinances; Tenant shall not, nor shall Tenant permit any third party, to use, store, generate, treat, release or dispose at, on or under the Premises, Building or Land, any Hazardous Substance, and any such action shall constitute a default under this Lease. Tenant shall indemnify, defend and hold Landlord, any managing agents and leasing agents of the Building, and their respective agents, partners, officers, directors and employees, harmless from all damages, costs, losses, expenses (including, but not limited to, attorneys’ fees, consulting fees and engineers’ fees) arising from or attributable to any breach by Tenant of the covenants contained in this Section 12.3. Tenant’s indemnification obligations hereunder shall survive the termination or expiration of this Lease. As used herein, the term “Hazardous Substance” shall mean any substance, material, waste, gas or particulate matter which is regulated by any local governmental authority, the State of Illinois, or the United States Government, including, but not limited to (i) any material or substance which is defined or designated as a “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” or “restricted hazardous waste” under any provision of Illinois or federal law; (ii) oil or petroleum; (iii) asbestos and asbestos-containing materials; (iv) polychlorinated biphenyls; and (v) radioactive material.
ARTICLE 13 — DEFAULT AND REMEDIES
     Section 13.1 Events of Default: The occurrence of any one or more of the following events shall constitute an “Event of Default” of Tenant under this Lease: (a) if Tenant fails to pay any Rent hereunder and such failure continues for three (3) Business Days after Tenant receives written notice of such failure; (b) if Tenant permits to be done anything which creates a lien upon the Premises and fails to discharge or bond such lien after a thirty (30) day cure period, or post such security with Landlord as is required by Article 11; (c) if Tenant violates the provisions of Article 8 by attempting to make an unpermitted assignment or sublease; (d) if Tenant fails to maintain in force all policies of insurance required by this Lease and such failure shall continue for more than ten (10) days after Landlord gives Tenant notice of such failure; (e) if any petition is filed by or against Tenant or any guarantor of this Lease under any present or future section or chapter of the Bankruptcy Code, or under any similar law or statute of the United States or any state thereof (which, in the case of an involuntary proceeding, is not permanently discharged, dismissed, stayed, or vacated, as the case may be, within sixty (60) days of commencement), or if any order for relief shall be entered against Tenant or any guarantor of this Lease in any such proceedings; (f) if Tenant or any guarantor of this Lease becomes insolvent or makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors; (g) if a receiver, custodian, or trustee is appointed for the Premises or for all or substantially all of the assets of Tenant or of any guarantor of this Lease, which appointment is not vacated within sixty (60) days following the date of such appointment; or (h)  if Tenant fails to perform or observe any other terms of this Lease and such failure shall continue for more than thirty (30) days after Landlord gives Tenant written notice of such failure, unless such failure cannot be reasonably cured in said thirty (30) day period, in which case it shall not be considered an Event of Default as long as Tenant commences said cure within the thirty (30) day period and diligently and continuously pursues and completes the same; provided, however, that in any event such extended cure period shall not exceed ninety (90) days). Notwithstanding anything contained herein to the contrary, if Tenant’s failure to perform or observe any terms of this Lease involves an emergency, a hazardous situation or threatens life or safety then Tenant shall cure said default immediately upon becoming aware of said failure.

     Section 13.2 Remedies: Upon the occurrence of any Event of Default, Landlord shall have the right, at Landlord’s option, to elect to do any one or more of the following without further notice or demand to Tenant: (a) terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and, if Tenant fails to so surrender, Landlord shall have the right, without notice or demand, to enter upon and take possession of the Premises and to expel or remove Tenant and its effects without being liable for prosecution or any claim for damages therefor; and Tenant shall, and hereby agrees to, indemnify Landlord for all loss and damage which Landlord suffers by reason of such termination, including damages in an amount equal to the total of (1) the costs of recovering the Premises and all other expenses incurred by Landlord in connection with Tenant’s default; (2) the unpaid Rent earned as of the date of termination, plus interest at the Interest Rate; (3) the total Rent which Landlord would have received under this Lease for the remainder of the Term, but discounted to the then present value at a rate of eight percent (8%) per annum, minus the fair market rental value on a net basis of the balance of the Term as of the time of such default, discounted to the then present value at a rate of eight percent (8%) per annum (but in no event shall the result thereof be less than zero for the purposes of this Section); and (4) all other sums of money and damages owing by Tenant to Landlord; or (b) enter upon and take possession of the Premises without terminating this Lease and without being liable to prosecution or any claim for damages therefor, and, if Landlord elects, relet the Premises on such terms as Landlord deems advisable, in which event Tenant shall pay to Landlord on demand the cost of repossession, renovating, repairing and altering the Premises for a new tenant or tenants and any deficiency between the Rent payable hereunder and the rent paid under such reletting; provided, however, that Tenant shall not be entitled to any excess payments received by Landlord from such reletting. Landlord’s failure to relet the Premises shall not release or affect Tenant’s liability for Rent or for damages; or (c) enter the Premises without terminating this Lease and without being liable for prosecution or any claim for damages therefor and maintain the Premises and repair or replace any damage thereto or do anything for which Tenant is responsible hereunder. Tenant shall reimburse Landlord immediately upon demand for any reasonable expenses which Landlord incurs in thus effecting Tenant’s compliance under this Lease, and Landlord shall not be liable to Tenant for any damages with respect thereto.
     Section 13.3 No Implied Acceptance of Surrender: No agreement to accept a surrender of the Premises and no act or omission by Landlord or Landlord’s agents during the Term shall constitute an acceptance or surrender of the Premises unless made in writing and signed by Landlord. No re-entry or taking possession of the Premises by Landlord shall constitute an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant. No provision of this Lease shall be construed as an obligation upon Landlord to mitigate Landlord’s damages under the Lease, except to the extent required by applicable law.
     Section 13.4 No Waiver: No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing and signed by Landlord. Landlord’s acceptance of Rent following an Event of Default hereunder shall not be construed as a waiver of such Event of Default. No custom or practice which may grow up between the parties in connection with the terms of this Lease shall be construed to waive or lessen Landlord’s right to insist upon strict performance of the terms of this Lease, without a written notice thereof to Tenant from Landlord.
     Section 13.5 Rights Cumulative: The rights granted to Landlord in this Article 13 shall be cumulative of every other right or remedy provided in this Lease or which Landlord may otherwise have at law or in equity or by statute, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies or constitute a forfeiture or waiver of Rent or damages accruing to Landlord by reason of any Event of Default under this Lease. Tenant agrees to pay to Landlord all costs and expenses incurred by Landlord in connection with an Event of Default and the enforcement of this Lease, including all attorneys’ fees incurred in connection with the collection of any sums due hereunder or the enforcement of any right or remedy of Landlord.
ARTICLE 14 — INSURANCE
     Section 14.1 Tenant Insurance Requirements: Tenant, at its sole expense, shall obtain and keep in force during the Term the following insurance: (a) “All Risk” insurance insuring the Leasehold Improvements, Tenant’s interest in the Premises and all property located in the Premises, including Tenant’s Property, Specialty Alterations, supplies, leasehold improvements and alterations (collectively, “Tenant’s Premises Property”), in an amount equal to the full replacement value, it being understood that no lack or inadequacy of insurance by Tenant shall in any event make Landlord subject to any claim by virtue of any theft of or loss or damage to any uninsured or inadequately insured property; (b) Business Interruption insurance in an amount that will reimburse Tenant for direct or indirect loss of earnings attributable to all perils insured against under this Section 14.1 or attributable to the prevention of access to the Premises by civil authority; and sufficient to reimburse Tenant for Rent in the event of a casualty to, or temporary taking of, the Building or the Premises; (c) Commercial General Public Liability insurance including personal injury, bodily injury, broad form property damage, products and completed operations liability, contractual liability, coverage to include contractors and subcontractors, with a cross liability clause and a severability of interests clause, in limits not less than $3,000,000.00, inclusive, per occurrence; (d) Workers’ Compensation, in form and amount as required by applicable law, including Employer’s Liability insurance of not less than $1,000,000.00; and (e) if Tenant performs any repairs or alterations in the Premises, during the period such repairs or alterations are being performed, Builder’s Risk insurance on an “All Risk” basis (including collapse) on a completed value (non-reporting) form for full replacement value covering all work incorporated in the Building and all materials and equipment in or about the Premises; and (f) any other form or forms of insurance or any changes or endorsements to the insurance required herein as Landlord, or any mortgagee or lessor of Landlord, may reasonably require, from time to time, in form or in amount; provided that such additional insurance requirements shall be consistent with the requirements imposed on other tenants at the Building who are similar in size to Tenant and who use their premises for similar uses. Tenant shall have the right to include the insurance required by this Section 14.1 under Tenant’s policies of “blanket insurance,” provided that no other loss which may also be insured by such blanket insurance shall affect the insurance coverages required hereby and further provided that Tenant delivers to Landlord a certificate specifically stating that such coverages apply to Landlord, the Premises and the Project. All such policies of insurance and certificates thereof shall name Tenant as named insured thereunder and shall name Landlord and all mortgagees and lessors of Landlord of which Tenant has been notified, as additional insureds, all as their respective interest may appear. All such policies or certificates shall be issued by insurers reasonably acceptable to Landlord and in form reasonably satisfactory to Landlord. Tenant shall deliver to Landlord certificates by the Commencement Date and, with respect to renewals of such policies, not later than ten (10) days prior to the end of the expiring term of coverage. All policies of insurance shall be primary and Tenant shall not carry any separate or additional insurance concurrent in form or requiring contribution in the event of any loss or damage with any insurance maintained by Landlord. All such policies and certificates shall contain an agreement by the insurers that the policies will not be invalidated as they affect the interests of Landlord and Landlord’s mortgagees by reason of any breach or violation of warranties, representations, declarations or conditions contained in the policies and that the insurers shall notify Landlord and any mortgagee or lessor of Landlord in writing, by Registered U.S. mail, return receipt requested, not less than thirty (30) days before any material reduction in coverage, cancellation, including cancellation for nonpayment of premium (10 day notice) or other termination thereof and shall include a clause or endorsement denying the insurer any rights of subrogation against Landlord. Landlord represents that prior to execution of this Lease, Landlord has reviewed and approved Tenant’s form of insurance for the Premises as required by this Section. The foregoing representation shall not affect Landlord’s rights under Subsection 14.1(f) above.

     Section 14.2 Landlord Insurance Requirements: Landlord shall insure the Building against damage with casualty and commercial general public liability insurance, all in such amounts and with such deductible as Landlord reasonably deems appropriate provided such coverages and amounts shall be consistent with insurance maintained by other landlords in similar office buildings in the Naperville, Illinois area. Such insurance shall include “All Risk” property insurance on the Project (exclusive of leasehold improvements) against damages or loss in an amount equal to the full replacement value. Notwithstanding any contribution by Tenant to the cost of insurance premiums, as provided hereinabove, Landlord shall not be required to carry insurance of any kind on Tenant’s Premises Property, and Tenant hereby agrees that Tenant shall have no right to receive any proceeds from any insurance policies carried by Landlord.
     Section 14.3 Negative Covenant: Tenant shall not conduct or knowingly permit to be conducted in the Premises any activity, or place any equipment in or about the Premises or the Building, which will invalidate the insurance coverage in effect or increase the rate of “All Risk” property insurance or other insurance on the Premises or the Building, and Tenant shall comply with all requirements and regulations of Landlord’s casualty and liability insurer. If any invalidation of coverage or increase in the rate of property insurance or other insurance occurs or is threatened by any insurance company due to any act or omission by Tenant, or its agents, employees, representatives, or contractors, such statement or threat shall be conclusive evidence that the increase in such rate is due to such act of Tenant or the contents or equipment in or about the Premises, and, as a result thereof, Tenant shall be liable for such increase and shall be considered Additional Rent payable with the next monthly installment of Base Rent due under this Lease. Notwithstanding the foregoing, if the insurer is threatening invalidation of coverage or an increase in rate, Landlord shall deliver written notice of such threatened invalidation or increase in rate to Tenant promptly upon Landlord becoming aware of same and Tenant shall immediately cease all actions which form the basis of the threatened invalidation or increase in coverage. In no event shall Tenant introduce or permit to be kept on the Premises or brought into the Building any dangerous, noxious, radioactive or explosive substance.
     Section 14.4 Waiver of Subrogation: Landlord and Tenant each hereby waive any right of subrogation and right of recovery or cause of action for injury or loss (i) to the extent that such injury or loss is covered by fire, extended coverage, “All Risk” or similar policies covering real property or personal property (or which would have been covered if Tenant or Landlord, as the case may be, was carrying the insurance required by this Lease) and (ii) including death or disease to respective employees of either as covered by Workers’ Compensation (or would have been covered if Tenant or Landlord, as the case may be, was carrying the insurance required by this Lease). Said waivers shall be in addition to, and not in limitation or derogation or, any other waiver or release contained in this Lease. Written notice of the terms of the above mutual waivers shall be given to the insurance carriers of Landlord and Tenant if necessary to ensure the enforcement of said waivers on behalf of insurers who may otherwise assume the rights of Landlord or Tenant.
ARTICLE 15 — DAMAGE BY FIRE OR OTHER CAUSE
     Section 15.1 Casualty: Except as otherwise expressly provided in this Article 15, if the Building (or any portion thereof), or the Premises, is damaged or destroyed during the Term, Landlord shall diligently repair or restore the Building or the Premises, as the case may be, as soon as reasonably possible to a substantially similar condition as the Building or the Premises, as the case may be, existed immediately prior to such damage or destruction. During any such restoration, Landlord shall use reasonable efforts to minimize the interference with Tenant’s business in the Premises during the performance of such repairs.

     Section 15.2 Abatement of Rent: If continuation of Tenant’s business from the Premises (or a portion thereof) is not practical pending reconstruction of the Building (or portion thereof), or the Premises, as the case may be, Rent due and payable hereunder shall equitably abate for the portion of the Premises which is unusable by Tenant for the period commencing with the date of such casualty until the earlier of the date that reconstruction is substantially completed or that Tenant resumes the conduct of its business from such portion of the Premises.
     Section 15.3 Termination: If there is damage or destruction to the Building (whether or not such damage affects the Premises) or to the Premises, to the extent that Landlord reasonably determines that the Building or the Premises, as the case may be, cannot be fully repaired or restored by Landlord within one-hundred eighty (180) days from the date of the casualty, said determination to be delivered to Tenant in writing within sixty (60) days of such casualty, Landlord and (solely in the event that the Premises is damaged or destroyed) Tenant shall have the option, upon written notice delivered to the other party within fifteen (15) days of Landlord’s written notice, to terminate this Lease. If Landlord determines that the Building or the Premises, as the case may be, can be fully repaired or restored within such one-hundred eighty (180) day period, or if it is determined that such repair or restoration cannot be made within such period, but neither party elects to terminate this Lease within the aforementioned fifteen (15) days, then, subject to the rent abatement set forth in Section 15.2 herein, this Lease shall remain in full force and effect and Landlord shall diligently repair and restore the damage or destruction as soon as reasonably possible.
     Section 15.4 Landlord Termination Right: Notwithstanding anything contained herein to the contrary, in the event the damage or destruction of a material portion of the Building or the Premises, as the case may be, is not fully covered by the insurance proceeds received by Landlord, or if there are insufficient proceeds after any required payments to mortgagees or lessors, Landlord may, within sixty (60) days of such casualty, terminate this Lease by written notice to Tenant, effective as of the date of such casualty. If Landlord does not elect to terminate this Lease, this Lease shall remain in full force and effect (subject to the abatement described in Section 15.2 herein) and the Building shall be diligently repaired and restored in accordance with Section 15.1 hereof.
     Section 15.5 Casualty in Last Year of Term: If the Building or the Premises or any portion thereof is destroyed by fire or other causes at any time during the last year of the Term, then either Landlord or Tenant shall have the right, at the option of either party, to terminate this Lease by giving written notice to the other within thirty (30) days after the date of such destruction.
     Section 15.6 No Liability: Landlord shall have no liability to Tenant for inconvenience, loss of business, or annoyance arising from any repair of any portion of the Premises or the Project. If the Premises are damaged by any casualty, Tenant shall pay to Landlord that amount of Tenant’s insurance proceeds (or the amount which would have been received by Tenant if Tenant was carrying the insurance required by this Lease) which insures such damage.
     Section 15.7 Rent Prorated: In the event of termination of this Lease pursuant to this Article 15, then all Rent shall be apportioned and paid to the date on which possession is relinquished or the date of such damage, whichever last occurs, and Tenant shall immediately vacate the Premises according to such notice of termination; provided, however, that those provisions of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination hereof.
ARTICLE 16 — CONDEMNATION
     Section 16.1 Termination as a Result of a Material Condemnation: If the whole or substantially the whole of the Building or the Premises are taken or condemned by eminent domain or by any conveyance in lieu thereof (such taking, condemnation or conveyance in lieu thereof being hereinafter referred to as “condemnation”), the Term shall cease and this Lease shall terminate on the date the condemning authority takes possession.
     Section 16.2 Termination as a Result of a Partial Condemnation: If any portion of the Building or Common Areas shall be taken by condemnation (whether or not such taking includes any portion of the Premises), which taking, in Landlord’s reasonable judgment, is such that the Building or Common Areas cannot be restored in an economically feasible manner for use substantially as originally designed, then Landlord shall have the right, at Landlord’s option, to terminate this Lease, effective as of the date specified by Landlord in a written notice of termination from Landlord to Tenant.
     Section 16.3 Partial Condemnation: If a portion, but less than substantially the whole, of the Premises shall be taken by condemnation, then this Lease shall be terminated as of the date of such condemnation as to the portion of the Premises so taken, and unless Landlord exercises its option to terminate this Lease pursuant to Section 16.2, this Lease shall remain in full force and effect as to the remainder of the Premises.
     Section 16.4 Rent Prorated: In the event of termination of this Lease pursuant to the provisions of this Article 16, the Rent shall be apportioned as of such date of termination; provided, however, that those provisions of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination hereof.
     Section 16.5 Proceeds of Condemnation: All compensation awarded or paid upon a condemnation of any portion of the Project shall belong to and be the property of Landlord without participation by Tenant. Nothing herein shall be construed, however, to preclude Tenant from prosecuting any claim directly against the condemning authority for loss of business, loss of good will, moving expenses, damage to, and cost of removal of, trade fixtures, furniture and other personal property belonging to Tenant; provided, however, that Tenant shall make no claim which shall diminish or adversely affect any award claimed or received by Landlord.
     Section 16.6 Temporary Condemnation: If any portion of the Project other than the Building is taken by condemnation or if the temporary use or occupancy of all or any part of the Premises shall be taken by condemnation during the Term, this Lease shall be and remain unaffected by such condemnation, and Tenant shall continue to pay in full the Rent payable hereunder. In the event of any such temporary taking for use or occupancy of all or any part of the Premises, Tenant shall be entitled to appear, claim, prove and receive the portion of the award for such taking that represents compensation for use or occupancy of the Premises during the Term and Landlord shall be entitled to appear, claim, prove and receive the portion of the award that represents the cost of restoration of the Premises and the use or occupancy of the Premises after the end of the Term hereof. In the event of any such condemnation of any portion of the Project other than the Building, Landlord shall be entitled to appear, claim, prove and receive all of that award.
ARTICLE 17 — INDEMNIFICATION
     Section 17.1 Indemnification: Tenant shall, and hereby agrees to, indemnify and hold Landlord, its agents and their respective employees harmless from any damage to any property or injury to, or death of, any person arising from the use or occupancy of the Common Areas and the Premises by Tenant, its agents, employees, representatives, contractors, successors, assigns, licensees, or invitees, except to the extent such damage is caused by the negligence or willful misconduct of Landlord, its agents, or their respective employees. Tenant hereby waives all claims against Landlord, its agents and their respective employees for damage to any property or injury to, or death of, any person in, upon, or about the Project, including the Premises, arising at any time and from any cause other than to the extent by reason of the negligence or willful misconduct of Landlord, its agents, or their respective employees including, but not limited to, any injury or damage to persons or property resulting from the condition or design of, or any defect in, the Building or its mechanical systems or equipment which may exist or occur or from any fire, smoke, explosion, falling plaster, steam, gas, electricity, water, rain, flood, snow, or leaks from any part of the Premises or from the pipes, appliances, plumbing works, roof, or subsurface of any floor or ceiling, or from the street or any other place, or by dampness or by any other similar cause, or any such damage caused by other tenants or persons in the Building or by occupants of adjacent property thereto, or by the public, or caused by construction (unless caused solely by the negligence or willful misconduct of Landlord, its agents, or their respective employees) or by any private, public or quasi-public work. Tenant, for itself and its agents, employees, representatives, contractors, successors, assigns, invitees and licensees, expressly assumes all risks of injury or damage to person or property, whether proximate or remote, resulting from the condition of the Project or any part thereof. Landlord shall, and hereby agrees to, indemnify and hold Tenant harmless from any damage to any property or injury to, or death of any person arising from any occurrence in the Common Areas of the Project to the extent any such damage, injury or death is the result of the negligence or willful misconduct of Landlord, its agents, or their respective employees and to the extent not covered by Tenant’s insurance. The foregoing indemnities shall include reasonable attorneys’ fees, investigation costs, and all other reasonable costs and expenses incurred by the indemnified party in any connection therewith. The provisions of this Article 17 shall survive the expiration or termination of this Lease with respect to any damage, injury, or death occurring before such expiration or termination. If Landlord, its agents, or their respective employees are made a party to any litigation commenced by or against Tenant or relating to this Lease or to the Premises, and provided that in any such litigation Landlord, its agents, or their respective employees are not finally adjudicated to be solely at fault, then Tenant shall pay all reasonable costs and expenses, including reasonable attorneys’ fees and court costs, incurred by or imposed upon Landlord, its agents, and their respective employees because of any such litigation, and the amount of all such costs and expenses, including reasonable attorneys’ fees and court costs, shall be a demand obligation owing by Tenant to Landlord, its agents, and their respective employees.
ARTICLE 18 — SUBORDINATION AND ESTOPPEL CERTIFICATES
     Section 18.1 Subordination: This Lease and all rights of Tenant hereunder are subject and subordinate to all underlying leases now or hereafter in existence, and to any supplements, amendments, modifications, and extensions of such leases heretofore or hereafter made and to any deeds to secure debt, mortgages, or other security instruments which now or hereafter cover all or any portion of the Project or any interest of Landlord therein, and to any advances made on the security thereof, and to any increases, renewals, modifications, consolidations, replacements, and extensions of any of such mortgages. This provision is declared by Landlord and Tenant to be self-operative and no further instrument shall be required to effect such subordination of this Lease. Within ten (10) days after written request by Landlord, Tenant shall execute, acknowledge, and deliver to Landlord any further instruments and certificates evidencing such subordination as Landlord, and any mortgagee or lessor of Landlord shall reasonably require. Tenant shall not unreasonably withhold, delay, or defer its written consent to reasonable modifications in this Lease which are a condition of any construction, interim or permanent financing for the Project or any reciprocal easement agreement with facilities in the vicinity of the Building, provided that such modifications do not (a) increase the obligations of Tenant hereunder or materially and adversely affect Tenant’s rights or use and enjoyment of the Premises, or (b) lessen the obligations of Landlord hereunder. This Lease is further subject and subordinate to: (a) all applicable ordinances of any government authority having jurisdiction over the Project, relating to easements, franchises, and other interests or rights upon, across, or appurtenant to the Project; and (b) all utility easements and agreements, now or hereafter created for the benefit of the Project. Landlord shall use reasonable efforts to cause the holder of any mortgage encumbering the Project after the date of this

Lease to execute and deliver a subordination, non-disturbance and attornment agreement in such holder’s current form with Tenant responsible for all costs imposed by such holder to prepare or execute same.
     Section 18.2 Attornment: Notwithstanding the generality of the foregoing provisions of Section 18.1, any mortgagee or lessor of Landlord shall have the right at any time to subordinate any such mortgage or underlying lease to this Lease, or to any of the provisions hereof, on such terms and subject to such conditions as such mortgagee or lessor of Landlord may consider appropriate in its discretion. At any time, before or after the institution of any proceedings for the foreclosure of any such mortgage, or the sale of the Building under any such mortgage, or the termination of any underlying lease, Tenant shall, upon request of such mortgagee or any person or entities succeeding to the interest of such mortgagee or the purchaser at any foreclosure sale (each a “Successor Landlord”), automatically become the Tenant (or if the Premises has been validly subleased, the subtenant) of such Successor Landlord, without change in the terms or other provisions of this Lease (or, in the case of a permitted sublease, without change in this Lease or in the instrument setting forth the terms of such sublease) and the Successor Landlord shall assume all obligations of “Landlord” under this Lease. Notwithstanding the foregoing, in no event shall the Successor Landlord be (i) bound by any payment made by Tenant of Rent or Additional Rent for more than one (1) month in advance, (ii) bound by any termination, modification, amendment or surrender of the Lease done without the Successor Landlord’s consent, (iii) liable for any damages or subject to any offset or defense by Tenant to the payment of Rent by reason of any act or omission of any prior landlord (including Landlord), or (iv) personally or corporately liable, in any event, beyond the limitations on landlord liability set forth in Section 25.5 of this Lease. This agreement of Tenant to attorn to a Successor Landlord shall survive any such foreclosure sale, trustee’s sale conveyance in lieu thereof or termination of any underlying lease. Tenant shall upon demand at any time, before or after any such foreclosure or termination execute, acknowledge, and deliver to the Successor Landlord any reasonable written instruments and certificates evidencing such attornment as such Successor Landlord may reasonably require; provided, however, that Landlord shall use its reasonable efforts to require that the Successor Landlord provide in such agreement that upon such attornment, as long as Tenant is not in default hereunder, Tenant’s possession of the Premises under this Lease shall not be disturbed.
     Section 18.3 Estoppel Certificates: Tenant shall, from time to time, within ten (10) days after request from Landlord, or from any mortgagee or lessor of Landlord, execute, acknowledge and deliver in recordable form a certificate certifying, to the extent true, that to the best of Tenant’s knowledge this Lease is in full force and effect and unmodified (or, if there have been modifications, that to the best of Tenant’s knowledge the same is in full force and effect as modified and stating the modifications); that the Term has commenced and the full amount of the Rent then accruing hereunder; the dates to which the Rent has been paid; that Tenant has accepted possession of the Premises and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; the amount, if any, that Tenant has paid to Landlord as a Security Deposit; that no Rent under this Lease has been paid more than thirty (30) days in advance of its due date; that the address for notices to be sent to Tenant is as set forth in this Lease (or has been changed by notice duly given and is as set forth in the certificate); that, as of the date of such certificate, has no charge, lien, or claim of offset under this Lease or otherwise against Rent or other charges due or to become due hereunder; that Landlord is not then in default under this Lease; and such other matters as may be reasonably requested by Landlord or any mortgagee or lessor of Landlord. Any such certificate may be relied upon by Landlord, any Successor Landlord, or any mortgagee or lessor of Landlord.
     Section 18.4 Third Party Right to Cure: No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant’s obligations hereunder or to terminate this Lease, shall result in a release of such obligations or a termination of this Lease unless (a) Tenant has given notice by registered or certified mail to any mortgagee or lessor of

Landlord whose address shall have been furnished to Tenant, and (b) Tenant offers such mortgagee or lessor of Landlord a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effect a cure. Notwithstanding the foregoing, Tenant shall have no obligation to provide notice to any mortgagee or lessor of Landlord as required by this Section 18.4 if Tenant has not been provided the address of such mortgagee or lessor in writing.
ARTICLE 19 — SURRENDER OF THE PREMISES
     Section 19.1 Surrender; Holding Over: Upon the Expiration Date or earlier termination of this Lease, or upon any re-entry of the Premises by Landlord without terminating this Lease pursuant to Section 13.2, Tenant, at Tenant’s sole cost and expense, shall peacefully vacate and surrender the Premises to Landlord in good order, broom clean and in the same condition as at the beginning of the Term or as the Premises may thereafter have been improved by Landlord or Tenant (provided that Tenant’s improvements were made with Landlord’s consent), reasonable use and wear thereof and repairs which are Landlord’s obligations under Article 9, Article 15 and Article 16 only excepted, and Tenant shall, pursuant to Section 10.3 hereof, remove all of Tenant’s Premises Property and turn over all keys for the Premises to Landlord. Notwithstanding anything to the contrary contained herein, Landlord shall have the right to require Tenant to remove, at Tenant’s sole cost and expense, all phone and data cabling used by the Tenant, and Tenant shall repair any damage caused to the Premises or the Building as a result of such removal. Should Tenant continue to hold the Premises after the expiration or earlier termination of this Lease, such holding over, unless otherwise agreed to by Landlord in writing, shall constitute and be construed as a tenancy at sufferance at monthly installments of Rent equal to (i) one hundred fifty percent (150%) of the Base Rent in effect as of the date of expiration or earlier termination for the first sixty (60) days of any such holdover, and (ii) two hundred percent (200%) of the monthly portion of Rent in effect as of the date of expiration or earlier termination after the first sixty (60) days of any such holdover, and subject to all of the other terms, charges and expenses set forth herein except any right to renew this Lease or to expand the Premises or any right to additional services. Tenant shall also be liable to Landlord for all consequential and other damage which Landlord suffers because of any holding over by Tenant, and, after the first thirty (30) days of any such holdover, Tenant shall indemnify Landlord against all claims made by any other tenant or prospective tenant against Landlord resulting from delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant. The provisions of this Article 19 shall survive the expiration or earlier termination of this Lease.
ARTICLE 20 — LANDLORD’S RIGHT TO INSPECT
     Section 20.1 Landlord’s Right to Inspect: Landlord shall retain duplicate keys, cards, access codes or other access means to all doors of the Premises. Landlord shall have the right to enter the Premises at reasonable hours upon reasonable notice (or, in the event of an emergency, at any hour without notice) (a) to exhibit the same to present or prospective mortgagees, lessors or purchasers during the Term and to prospective tenants during the last year of the Term, (b) to inspect the Premises, (c) to confirm that Tenant is complying with all of Tenant’s covenants and obligations under this Lease, (d) to clean or make repairs required of Landlord under the terms of this Lease, (e) to make repairs to areas adjoining the Premises, and (f) to repair and service utility lines or other components of the Building; provided, however, Landlord shall use reasonable efforts to minimize interference with Tenant’s business. Except for damage to property resulting from the negligence or willful misconduct of Landlord or Landlord’s employees and agents, Landlord shall not be liable to Tenant for the exercise of Landlord’s rights under this Article 20 and Tenant hereby waives any claims for damages for any injury, inconvenience or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby.

ARTICLE 21 — SECURITY DEPOSIT
     Section 21.1 Security Deposit: Intentionally Deleted
ARTICLE 22 — BROKERAGE
     Section 22.1 Representation and Warranty: Tenant and Landlord each represent and warrant to the other that it has not entered into any agreement with, or otherwise had any dealings with, any broker or agent in connection with the negotiation or execution of this Lease which could form the basis of any claim by any such broker or agent for a brokerage fee or commission, finder’s fee, or any other compensation of any kind or nature in connection herewith, other than with Broker, and each party shall, and hereby agrees to, indemnify and hold the other harmless from all costs (including court costs, investigation costs, and attorneys’ fees), expenses, or liability for commissions or other compensation claimed by any broker or agent with respect to this Lease which arise out of any agreement or dealings, or alleged agreement or dealings, between the indemnifying party and any such agent or broker, other than with Broker. Landlord shall pay Broker as required pursuant to certain commission letters between Landlord and the respective broker relating to this Lease. This provision shall survive the expiration or earlier termination of this Lease.
ARTICLE 23 — OBSERVANCE OF RULES AND REGULATIONS
     Section 23.1 Rules and Regulations: Tenant and Tenant’s servants, employees, agents, visitors, and licensees shall observe faithfully and comply strictly with all Rules and Regulations (herein so called) attached to this Lease as such Rules and Regulations may be changed from time to time. Landlord shall at all times have the right to make reasonable changes in and additions to such Rules and Regulations; provided Landlord gives Tenant prior notice of such changes and provided that such new rules and regulations or changes in existing rules and regulations do not conflict with this Lease, and do not materially interfere with the lawful conduct of Tenant’s business in the Premises. Any failure by Landlord to enforce any of the Rules and Regulations now or hereafter in effect, either against Tenant or any other tenant in the Building, shall not constitute a waiver of any such Rules and Regulations. Landlord shall not be liable to Tenant for the failure or refusal by any other tenant, guest, invitee, visitor, or occupant of the Building to comply with any of the Rules and Regulations. Landlord shall use reasonable efforts to enforce the Rules and Regulations against all tenants at the Project in a commercially reasonable and non-discriminatory manner.
ARTICLE 24 — NOTICES
     Section 24.1 Notices: All notices, consents, demands, requests, documents, or other communications (other than payment of Rent) required or permitted hereunder (collectively, “notices”) shall be in writing and be deemed given, whether actually received or not, when dispatched for hand delivery (with signed receipts) to the other party, or on the first Business Day after dispatched for delivery by air express courier (with signed receipts) to the other party, or on the second Business Day after deposit in the United States mail, postage prepaid, certified, return receipt requested, except for notice of change of address which shall be deemed given only upon actual receipt. The addresses of the parties for notices are set forth in Article 1, or any such other addresses subsequently specified by each party in notices given pursuant to this Section 24.1.

ARTICLE 25 — MISCELLANEOUS
     Section 25.1 Professional Fees: In any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover from the other party its reasonable professional fees for attorneys, appraisers and accountants, its investigation costs, and any other legal expenses and court costs incurred by the prevailing party in such action or proceeding.
     Section 25.2 Reimbursements: Wherever the Lease requires Tenant to reimburse or pay Landlord for the cost of any item, such costs will be the reasonable and customary charge periodically established by Landlord for such item or service. The cost may include a ten percent (10%) administrative fee. All such charges shall be payable upon demand as Additional Rent.
     Section 25.3 Severability: Every agreement contained in this Lease is, and shall be construed as, a separate and independent agreement. If any term of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable, the remaining agreements contained in this Lease shall not be affected.
     Section 25.4 Non-Merger: There shall be no merger of this Lease with any ground leasehold interest or the fee estate in the Project or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or any interest in this Lease as well as any ground leasehold interest or fee estate in the Project or any interest in such fee estate.
     Section 25.5 Landlord’s Liability: Anything contained in this Lease to the contrary notwithstanding, Tenant agrees that Tenant shall look solely to the estate and property of Landlord in the Project for the collection of any judgment or other judicial process requiring the payment of money by Landlord for any default or breach by Landlord under this Lease, subject, however, to the prior rights of any mortgagee or lessor of the Project. No other assets of Landlord or any partners, shareholders, or other principals of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant’s claim.
     Section 25.6 Force Majeure: Whenever the period of time is herein prescribed for action to be taken by Landlord or Tenant, Landlord or Tenant shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to force majeure, which term shall include strikes, riots, acts of God, shortages of labor or materials, weather, war, governmental approvals, laws, regulations, or restrictions, or any other cause of any kind whatsoever which is beyond the reasonable control of Landlord or Tenant. Force majeure shall not excuse or delay Tenant’s obligation to pay Rent or any other amount due under this Lease and force majeure shall not excuse or delay Landlord’s obligation to pay Landlord’s Contribution to Tenant or excuse Landlord from remitting any overpayment to Tenant pursuant to Section 5.1 herein.
     Section 25.7 Headings: The article and section headings contained in this Lease are for convenience only and shall not enlarge or limit the scope or meaning of the various and several articles hereof. Words in the singular number shall be held to include the plural, unless the context otherwise requires. All agreements and covenants herein contained shall be binding upon the respective heirs, personal representatives, and successors and assigns of the parties thereto.
     Section 25.8 Successors and Assigns: All agreements and covenants herein contained shall be binding upon the respective heirs, personal representatives, successors and assigns or the parties hereto. If there is more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor of Tenant’s obligations hereunder, Tenant’s obligations shall be joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant hereunder before proceeding against such guarantor, and any such guarantor shall not be released from its guarantee for any reason, including any amendment of this Lease, any forbearance by Landlord or waiver of any of Landlord’s rights, the failure to give Tenant or such guarantor any notices, or the release of any party liable for the payment or performance of Tenant’s obligations hereunder. Notwithstanding the foregoing, nothing contained in this Section 25.8 shall be deemed to override Article 8.
     Section 25.9 Landlord’s Representations: Neither Landlord nor Landlord’s agents or brokers have made any representations or promises with respect to the Premises, the Building, the Land, or any other portions of the Project except as herein expressly set forth and all reliance with respect to any representations or promises is based solely on those contained herein. No rights, easements, or licenses are acquired by Tenant under this Lease by implication or otherwise except as, and unless, expressly set forth in this Lease.
     Section 25.10 Entire Agreement; Amendments: This Lease and the Exhibits and Riders attached hereto set forth the entire agreement between the parties and cancel all prior negotiations, arrangements, brochures, agreements, and understandings, if any, between Landlord and Tenant regarding the subject matter of this Lease. No amendment or modification of this Lease shall be binding or valid unless expressed in writing executed by both parties hereto.
     Section 25.11 Tenant’s Authority: If Tenant signs as a corporation, execution hereof shall constitute a representation and warranty by Tenant that Tenant is a duly organized and existing corporation, that Tenant has been and is qualified to do business in the State of Illinois and in good standing with the State of Illinois, that the corporation has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate action. If Tenant signs as a partnership, trust, or other legal entity, execution hereof shall constitute a representation and warranty by Tenant that Tenant has complied with all applicable laws, rules, and governmental regulations relative to Tenant’s right to do business in the State of Illinois, that such entity has the full right and authority to enter into this Lease, and that all persons signing on behalf of Tenant were authorized to do so by any and all necessary or appropriate partnership, trust, or other actions.
     Section 25.12 Governing Law: This Lease shall be governed by and construed under the laws of the State of Illinois. Any action brought to enforce or interpret this Lease shall be brought in the court of appropriate jurisdiction in DuPage County, Illinois. Should any provision of this Lease require judicial interpretation, Landlord and Tenant hereby agree and stipulate that the court interpreting or considering same shall not apply the presumption that the terms hereof shall be more strictly construed against a party by reason of any rule or conclusion that a document should be construed more strictly against the party who itself or through its agents prepared the same, it being agreed that all parties hereto have participated in the preparation of this Lease and that each party had full opportunity to consult legal counsel of its choice before the execution of this Lease.
     Section 25.13 Tenant’s Use of Name of the Building: Tenant shall not, without the prior written consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises, and Tenant shall not do or permit the doing of anything in connection with Tenant’s business or advertising (including brokers’ flyers promoting sublease space) which in the reasonable judgment of Landlord may reflect unfavorably on Landlord or the Building or confuse or mislead the public as to any apparent connection or relationship between Tenant and Landlord, the Building, or the Land.
     Section 25.14 Ancient Lights: Any elimination or shutting off of light, air, or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease and Landlord shall have no liability to Tenant with respect thereto.

     Section 25.15 Changes to Project by Landlord: Landlord shall have the unrestricted right to make changes to all portions of the Project in Landlord’s reasonable discretion for the purpose of improving access or security to the Project or the flow of pedestrian and vehicular traffic therein. Landlord shall have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, bathrooms, or any other Common Areas so long as reasonable access to the Premises remains available. Landlord shall also have the right to (a) rearrange, change, expand or contract portions of the Project constituting Common Areas (b) to use Common Areas while engaged in making improvements, repairs or alterations to the Project, or any portion thereof, and (c) to do and perform such other acts and make such other changes in to or with respect to the Project, or any portion thereof, as Landlord may, in the exercise of sound business judgment, deem to be appropriate. Landlord shall be entitled to change the name and, upon sixty (60) days prior notice to Tenant, the address of the Building or the Project, provided Landlord reimburses Tenant for any reasonable costs required to change Tenant’s existing inventory of letterhead. Landlord shall not make any change to the Project which would materially and permanently interfere with the use of the Premises for Tenant’s Permitted Uses; provided, however, Landlord shall have the right to close, from time to time, the Common Areas and other portions of the Project for such temporary periods as Landlord deems legally sufficient to evidence Landlord’s ownership and control thereof and to prevent any claim of adverse possession by, or any implied or actual dedication to, the public or any party other than Landlord.
     Section 25.16 Time of Essence: With respect to the dates and deadlines contained in this Lease, time is of the essence.
     Section 25.17 Landlord’s Acceptance of Lease: The submission of this Lease to Tenant shall not be construed as an offer and Tenant shall not have any rights with respect thereto unless Landlord executes a copy of this Lease and delivers the same to Tenant.
     Section 25.18 Performance by Tenant: Subject to applicable notice and cure periods set forth in this Lease, all covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant, at Tenant’s sole cost and expense, and without any abatement of Rent except as otherwise specifically set forth in this Lease. If Tenant shall fail to pay any Rent, other than Base Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for longer than the period of cure, if any, permitted in Section 13.1, Landlord may, at its option, without waiving or releasing Tenant from obligations of Tenant, make any such payment or perform any such other act on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the Interest Rate, from the date of such payment by Landlord, shall be payable to Landlord on demand. Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of Rent.
     Section 25.19 Financial Statements: At any time during the Term of this Lease, Tenant shall, upon ten (10) days prior written notice from Landlord, provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year provided such financial statements are requested in connection with a sale, ground lease, financing or transfer of the Project or any interest therein. Such statement shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

     Section 25.20 Electronic Payments: At Landlord’s option, all payments due under this Lease shall be made by electronic funds transfer to an account designated in writing by Landlord.
ARTICLE 26 – INTENTIONALLY DELETED
ARTICLE 27 — OTHER DEFINITIONS
     Section 27.1 Other Definitions: When used in this Lease, the terms set forth hereinbelow shall have the following meanings: (a) “Business Days” shall mean Monday through Friday (except for Holidays); “Business Hours” shall mean 8:00 a.m. to 6:00 p.m. on Monday through Friday and 9:00 a.m. to 12:00 p.m. on Saturdays (except for Holidays); and “Holidays” shall mean those holidays designated by Landlord, which holidays shall be consistent with those holidays designated by landlords of other first-class office buildings in the Naperville area; (b) “Common Areas” shall mean those certain areas and facilities of the Building and those certain improvements to the Land which are from time to time provided by Landlord for the use of tenants of the Building and their employees, clients, customers, licensees and invitees or for use by the public, which facilities and improvements include any and all corridors, elevator foyers, vending areas, cafeterias, bathrooms, electrical and telephone rooms, mechanical rooms, janitorial areas, conference centers, fitness centers and other similar facilities of the Building and any and all grounds, parks, landscaped areas, outside sitting areas, sidewalks, walkways, tunnels, pedestrianways, skybridges, and generally all other improvements located on the Land, or which connect the Land to other buildings; (c) “Central System” or “Building System” shall mean that portion of any Building system or component which is within the core and/or common to and/or serves or exists for the benefit of other tenants in the Building; (d) The words “day” or “days” shall refer to calendar days, except where Business Days are specified; (e) The words “herein,” “hereof,” “hereby,” “hereunder” and words of similar import shall be construed to refer to this Lease as a whole and not to any particular Article or Section hereof unless expressly so stated; (f) The words “include” and “including” shall be construed as if followed by the phrase “without being limited to;” (g) A “repair” shall be deemed to include such rebuilding, replacement and restoration as may be necessary to achieve and maintain good working order and condition; (h) The “terms of this Lease” shall be deemed to include all terms, covenants, conditions, provisions, obligations, limitations, restrictions, reservations and agreements contained in this Lease; (i) “Tenant” shall be deemed to include Tenant’s successors and assigns (to the extent permitted by Landlord) and any and all occupants of the Premises permitted by Landlord and claiming by, through or under Tenant; (j) A “year” shall mean a calendar year; (k) The “termination of this Lease” and words of like import includes the expiration of the Term or the cancellation of this Lease pursuant to any of the provisions of this Lease or to law. Upon the termination of this Lease, the Term shall end at 11:59 p.m. on the date of termination as if such date were the Expiration Date, and neither party shall have any further obligation or liability to the other after such termination except (i) as shall be expressly provided for in this Lease and (ii) for such obligations as by their nature or under the circumstances can only be, or by the provisions of this Lease, may be, performed after such termination and, in any event, unless expressly otherwise provided in this Lease, any liability for a payment (which shall be apportioned as of the date of such termination) which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this Lease.
ARTICLE 28 — WAIVER OF TRIAL BY JURY
     LANDLORD AND TENANT HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM FILED BY EITHER PARTY, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LEASE, THE PREMISES, THE PROJECT, OR ANY ACTS OF LANDLORD OR TENANT IN CONNECTION THEREWITH.

ARTICLE 29 – RIGHT OF FIRST OFFER
     Section 29.1 Grant of Right: Subject to any right of any other tenant in the Building, Landlord hereby grants to Tenant the one time right to lease, on the terms and conditions hereinafter set forth (the “Right of First Offer”), certain spaces located on the first (1st) and third (3rd) floors of the Building that are described on Exhibit G attached hereto which become vacant and Available for Leasing (as such term is defined herein) (the “First Offer Space”) at any time prior to the fourth (4thth) anniversary of the Commencement Date. Prior to leasing any portion of the First Offer Space which is Available for Leasing, and provided any other tenant with a right of first offer has declined such space, Landlord shall give Tenant written notice (the “Offer Notice”) of (i) the location of such portion of the First Offer Space; (ii) the Rentable Area of such portion of the First Offer Space; (iii) Landlord’s estimate of the commencement date for such portion of the First Offer Space (the “First Offer Space Commencement Date”) and; (iv) the rental rate for the First Offer Space as determined in accordance with Section 29.3 herein. Tenant’s right to lease all, but not less than all, of the portion of the First Offer Space described in the Offer Notice from Landlord shall be exercisable by written notice from Tenant to Landlord (“Tenant’s First Offer Notice”) given not later than five (5) Business Days after such Offer Notice is given, time being of the essence. Once given, notice of exercise of such right shall be irrevocable. If such right is not so exercised, Tenant’s Right of First Offer shall thereupon terminate as to such portion of the First Offer Space, and Landlord may thereafter lease such portion of the First Offer Space without notice to Tenant and free of any right in Tenant.
     Section 29.2 Conditions to Exercise: Tenant may only exercise its right to lease the First Offer Space, and an exercise thereof shall only be effective if, at the time of Tenant’s exercise of said right and on the First Offer Space Commencement Date, (i) the Lease is in full force and effect, and (ii) inasmuch as this right of first offer is intended only for the benefit of the original Tenant named in the Lease, Tenant has not assigned this Lease or sublet any portion of the Premises to another entity. If an Event of Default exists at the time of Tenant’s exercise of its Right of First Offer contained herein or on the First Offer Space Commencement Date, Landlord may determine that Tenant shall no longer be entitled to exercise its Right of First Offer, in which event this Right of First Offer shall be of no force and effect.
     Section 29.3 Terms and Conditions: If Tenant has validly exercised its right to lease any portion of the First Offer Space, then effective as of the First Offer Space Commencement Date, such portion of the First Offer Space shall be deemed to be included in the Premises, subject to all of the terms, conditions and provisions of the Lease, except as may otherwise be provided as follows:
          (1) the Rentable Area of the Premises shall be increased by the rentable area of such portion of the First Offer Space;
          (2) Tenant’s Proportionate Share shall be recalculated on the basis of the Rentable Area of the Premises (without the First Offer Space) plus the rentable area of such portion of the First Offer Space;
          (3) Tenant shall accept possession of the First Offer Space on the First Offer Space Commencement Date in “as-is” condition.
          (4) the First Offer Space Commencement Date shall be the date Landlord provides Tenant access to such portion of the First Offer Space, and Tenant’s lease of such portion of the First Offer Space shall be coterminous with the remainder of the Lease;

          (5) the initial Base Rent for such portion of the First Offer Space shall equal the then current per rentable square foot Base Rent on the remainder of the Premises and shall escalate at the same rate and times as the Base Rent on the remainder of the Premises; provided, however, if the base rent per square foot for comparable space in the I-88 corridor office market then being offered by Landlord to prospective tenants for terms commencing on or about the First Offer Space Commencement Date (the “Market Rental Rate”) is greater than the Base Rent per square foot on the remainder of the Premises then the initial Base Rent for such portion of First Offer Space shall be equal to the Market Rental Rate and escalate in accordance therewith; and
          (6) Tenant shall indemnify and hold Landlord harmless from all costs, expenses, or liability for commissions or other compensation claimed by any broker or agent with respect to such portion of the First Offer Space.
     Section 29.4 Lease Amendment; Failure to Deliver First Offer Space: If Tenant has validly exercised its right to lease any portion of the First Offer Space in accordance with the terms hereof, Landlord and Tenant shall enter into a written amendment to this Lease confirming the terms, conditions and provisions applicable to such portion of the First Offer Space as determined in accordance herewith. If Landlord is unable to deliver to Tenant possession of any portion of the First Offer Space prior to the estimated First Offer Space Commencement Date for any reason beyond Landlord’s reasonable control, Landlord shall not be subject to any liability for such failure to deliver possession. Such failure to deliver possession shall not affect either the validity of this Lease, or the obligations of either Landlord or Tenant under this Lease, or be construed to extend the expiration of the Term of this Lease either as to such portion of the First Offer Space or the balance of the Premises; provided, however, that under such circumstances, Rent shall not commence as to such portion of the First Offer Space until after Landlord does so deliver possession to Tenant.
     Section 29.5 Available for Leasing: A portion of the First Offer Space shall be deemed to be “Available for Leasing” upon the occurrence of the following events:
               (1) the expiration of the first lease of any space in the Building after the date hereof (each an “Initial Lease”) as such Initial Lease applies to any portion of the First Offer Space, if such portion of the First Offer Space is not then subject to a superior right or option to lease as granted in another Initial Lease;
               (2) if such portion of the First Offer Space is subject to a right or option granted in another Initial Lease, which right or option is not exercised, the later to occur of (i) the expiration of such right or option unexercised and (ii) the expiration of the Initial Lease; and
               (3) if such portion of the First Offer Space is subject to a right or option granted in another Initial Lease, which option is exercised, the expiration of the term of such other lease or any later date on which the term of the demise of such portion of the First Offer Space created by the exercise of such right or option (including any renewals or extensions thereof granted in such Initial Lease) expires.
     Section 29.6 Subordinate Rights: Notwithstanding anything contained herein to the contrary, Tenant acknowledges and agrees that (i) its rights under this Section 29 are expressly subordinate to existing rights with respect to all or any portion of the First Offer Space, including, without limitation, any existing expansion rights, rights of first refusal or rights of first offer; and (ii) Tenant’s Right of First Offer shall not apply to any space which is being renewed or extended by existing tenants at the Building whether or not pursuant to existing renewal or extension rights.

ARTICLE 30 – PARKING
     Section 30.1 Parking Rights: Tenant and its employees and business invitees (collectively the “Tenant Parkers”) shall have the right to use, on an unreserved first-come, first served basis, up to 3.5 parking spaces per 1,000 rentable square feet contained in the Premises from time to time in the locations designated by Landlord from time to time, including handicap spaces for the duration of this Lease and any extensions hereafter. Tenant acknowledges that these spaces will be contained within a development parking garage adjacent to the Building and that Tenant shall not have any right to park on the streets. Five (5) of said designated spaces shall be reserved parking spaces located near the entrance of the Building. Except as expressly set forth in this Section 30.1, Tenant and Tenant’s employees and invitees shall have no right to use the Project’s parking facilities. The Tenant Parkers’ parking rights shall be subject to the Rules and Regulations set forth in Rider No. 1 attached hereto and to such other rules and regulations as Landlord may implement from time to time upon reasonable advance notice thereof to Tenant. Without limiting the generality of the foregoing, Landlord may, from time to time, require that Tenant Parkers identify their automobiles by sticker, sign or other reasonable means of identification as may be required by Landlord. No overnight parking and no truck parking shall be permitted by any Tenant Parkers. In addition to any other remedies available to Landlord at law or equity, Landlord shall have the right to tow (at Tenant and the Tenant Parkers’ expense) any and all automobiles of Tenant Parkers that are not parked in accordance with the terms and conditions of this Section 30.1. Landlord shall designate by signage separate parking for the office tenants separate from the retail customer parking, however, shall have no obligation to furnish any security, to remove illegal parkers or to take any steps to enforce any parking rights or obligations under this Lease. All parking taxes and other costs and expenses relative to Tenant Parkers shall be the sole responsibility of Tenant and shall be fully and timely paid as Additional Rent hereunder. Without limiting the generality of Article 17 hereof, Tenant shall indemnify, defend, protect and hold Landlord harmless from and against any and all claims, demands, losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) arising out of or relating to Tenant’s breach of this Section 30.1 or the Tenant Parkers’ exercise of any rights pursuant to this Section 30.1, except to the extent such Parking Damages are caused by the negligence or willful misconduct of Landlord or its agents or employees.
ARTICLE 31 – SIGNAGE
     Section 31.1 Signage Rights: Tenant shall not have the right to install any graphics or signage visible from outside the Premises or any Common Area without the express prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion. Any and all such signage shall be installed and maintained at Tenant’s sole cost and expense and shall be subject to Tenant’s receipt of all necessary licenses (including all applicable sign permits) and all necessary public and private approvals. Tenant shall be entitled to Tenant’s Share of the lobby directory listings. Notwithstanding the foregoing, Tenant shall have the right to identification on the pylon signage located in front of the Building in conjunction with other tenants at its sole cost and expense.
ARTICLE 32 – RESERVATION OF RIGHTS
     Section 32.1 Landlord’s Reservation of Rights: Notwithstanding anything to the contrary contained herein, Landlord may (without any obligation to do so), at any time:
               (1) increase, reduce or change the number, dimensions or locations of the walks and driveways, if any, and any other improvements located in or about the Project (excluding parking) in any manner that Landlord in its sole discretion deems proper, so long as such changes do not materially, adversely and unreasonably affect Tenant’s use of or access to the Premises;
               (2) make alterations additions and further improvements to the Project, install or maintain any signage on the Building, and build additions to the Building and add additional land, structures and improvements in the vicinity of the Building so long as such changes do not materially, adversely and unreasonably affect Tenant’s use of or access to the Premises;
               (3) install, maintain, use, repair and replace pipes, ducts, conduits and wires leading through the Premises and serving other parts of the Project in a manner that will not materially interfere with Tenant’s use of the Premises;
               (4) subject to Section 25.15, change the Building’s name without notice, and change the Building’s street address upon not less than sixty (60) days prior notice;
               (5) grant to any person or entity the exclusive right to conduct any business or render any service in or to the Project so long as such right does not prevent Tenant from selecting its own vendors;
               (6) designate certain Common Areas for Landlord’s exclusive use or the exclusive use of the other occupants or tenants so long as such changes do not materially, adversely and unreasonably affect Tenant’s use of or access to the Premises;
               (7) close temporarily any of the Project for construction, maintenance or repair purposes, and to require all persons entering or leaving the Building to identify themselves to security personnel and establish other reasonable security measures for the safety of the Building and the tenants, so long as such changes and security measures do not materially, adversely and unreasonably affect Tenant’s use of or access to the Premises;
               (8) designate other properties outside the exterior boundaries of the Project to become part of the Common Areas or the Project, and to remove properties form the Common Areas or the Project; and
               (9) to approve or deny the weight, size and location of safes or other heavy equipment in or about the Premises or the Building and to require all such items and furniture to be moved into and out of the Building and the Premises at such times and in such manner as Landlord shall reasonably direct.
ARTICLE 33 – EXCLUSIVITY
     Section 33.1 Exclusivity: During the term of this Lease, Landlord shall not lease any portion of the Building to, or otherwise allow any entity whose primary business is mutual fund advisor, hedge fund advisor, or other financial asset manager (“Restricted Entities”) to occupy the Building, without the prior written consent of Tenant.
ARTICLE 34 – LEASE MODIFICATIONS
     Section 34.1 Comparative Lease Amendment: Notwithstanding anything to the contrary contained herein, Landlord and Tenant acknowledge that, as of the date of this Lease, Landlord is negotiating a lease agreement with DaimlerChrysler Financial Services Americas LLC (“Daimler”). Such lease agreement, when fully executed is referred to herein as the “Daimler Lease”. Landlord shall provide a copy of the executed Daimler Lease to the Tenant within ten (10) Business Days of execution. To the extent Tenant determines in its reasonable discretion that any modifications of the Daimler Lease are applicable and potentially beneficial to Tenant, Tenant may give Landlord notice no later than thirty (30) days after Tenant’s receipt of the Daimler Lease of such modifications. If such notice is given within said thirty (30) day period, Landlord shall prepare and execute a lease amendment amending this Lease to incorporate such modifications.
[Signature Page Follows]

     IN WITNESS WHEREOF, Landlord and Tenant have set their hands and seals hereunto and have caused this Lease Agreement to be executed by duly authorized officials thereof, as of the day and year set forth on the cover page hereof.

LANDLORD:

CITYGATE CENTRE I LLC, a Delaware limited liability company

By: Name: Its:	/s/ Daniel J. Slack Daniel J. Slack Vice President

TENANT:

CALAMOS HOLDINGS LLC, a Delaware limited liability company

By:	Calamos Asset Management, Inc. a Delaware corporation
Its:	Sole Manager

By: Name: Its:	/s/ Patrick H. Dudasik Patrick H. Dudasik Executive Vice President, COO, CFO & Treasurer

EXHIBIT A
FLOOR PLAN OF THE PREMISES
(See attached)

1

2nd Floor
2135 CityGate Lane

Exhibit: A1

Tenant Space
Calamos Holdings LLC

EXHIBIT A-2
EXPANSION PREMISES
Any portion of the rentable square footage located on the third (3rd) florr of the Building, which is not occupied by or committed to an existing Tenant as of May 1, 2008.

2

EXHIBIT B
THE LAND
LOT 1 OF CITYGATE CENTRE, BEING A SUBDIVISION OF SECTION 3, TOWNSHIP 38 NORTH, RANGE 9, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED JUNE 9, 2006 AS DOCUMENT NO. R2006-109160, EXCEPTING THEREFROM LOT 1 OF CITYGATE CENTRE – PHASE 1B, A SUBDIVISION OF SECTION 3, TOWNSHIP 38 NORTH, RANGE 9, EAST OF THE THIRD PRINCIPAL MERIDIAN ACCORDING TO THE PLAT THEREOF RECORDED FEBRUARY 23, 2007 AS DOCUMENT NO. R2007-033444, ALL IN DUPAGE COUNTY, ILLINOIS.
PIN 07-03-103-020 (remainder of CGC Lot 1)

1

EXHIBIT C
RENT SCHEDULE

1

CityGate Centre I LLC
Calamos Holdings
Base Rent Schedule

Base Rent	$18.25
Annual escalation	2.5%
Lease Commencement	November 1, 2007
Rent Commencement	May 1, 2008
Square Footage	30,833

Month	Payment	Month	Payment
1	$—	46	$50,497.40
2	$—	47	$50,497.40
3	$—	48	$50,497.40
4	$—	49	$51,759.83
5	$—	50	$51,759.83
6	$—	51	$51,759.83
7	$46,891.85	52	$51,759.83
8	$46,891.85	53	$51,759.83
9	$46,891.85	54	$51,759.83
10	$46,891.85	55	$51,759.83
11	$46,891.85	56	$51,759.83
12	$46,891.85	57	$51,759.83
13	$48,064.15	58	$51,759.83
14	$48,064.15	59	$51,759.83
15	$48,064.15	60	$51,759.83
16	$48,064.15	61	$53,053.83
17	$48,064.15	62	$53,053.83
18	$48,064.15	63	$53,053.83
19	$48,064.15	64	$53,053.83
20	$48,064.15	65	$53,053.83
21	$48,064.15	66	$53,053.83
22	$48,064.15	67	$53,053.83
23	$48,064.15	68	$53,053.83
24	$48,064.15	69	$53,053.83
25	$49,265.75	70	$53,053.83
26	$49,265.75	71	$53,053.83
27	$49,265.75	72	$53,053.83
28	$49,265.75	73	$54,380.17
29	$49,265.75	74	$54,380.17
30	$49,265.75	75	$54,380.17
31	$49,265.75	76	$54,380.17
32	$49,265.75	77	$54,380.17
33	$49,265.75	78	$54,380.17
34	$49,265.75	79	$54,380.17
35	$49,265.75	80	$54,380.17
36	$49,265.75	81	$54,380.17
37	$50,497.40	82	$54,380.17
38	$50,497.40	83	$54,380.17
39	$50,497.40	84	$54,380.17
40	$50,497.40	85	$55,739.68
41	$50,497.40	86	$55,739.68
42	$50,497.40	87	$55,739.68
43	$50,497.40	88	$55,739.68
44	$50,497.40	89	$55,739.68
45	$50,497.40	90	$55,739.68

EXHIBIT D
WORK LETTER
     This Work Letter sets forth the rights and obligations of the parties with respect to the initial Leasehold Improvements (“Leasehold Improvements”) under that certain Lease Agreement (the “Lease”) to which this Work Letter is attached. All construction done subsequent to the initial Leasehold Improvements shall be governed by the provisions of the Lease. Capitalized or defined terms as used herein shall have the respective meanings assigned to them in the Lease, except as otherwise provided or defined herein.
     1. Shell and Core Work. Landlord has constructed the shell and core of the Building as generally described in the TI Manual (the “TI Manual”), a copy of which has heretofore been delivered to Tenant (the “Shell and Core Work”). Except as may be caused by any Tenant delay or any other breach, negligence or willful misconduct of Tenant, the Tenant’s Architect or the General Contractor, Landlord shall be responsible for all costs of the Shell and Core Work.
     2. Leasehold Improvements. Tenant shall perform all work, other than the Shell and Core Work, required to prepare the Premises for occupancy by Tenant (the “Leasehold Improvements”). The Leasehold Improvements shall be performed pursuant to the Plans and Specifications prepared by Tenant and approved by Landlord as hereinafter provided.
     3. Plans and Specifications. Tenant will cause Tenant’s Architect and the Consulting Engineers (as such terms are hereinafter defined), to prepare architectural and engineering plans and specifications for the Leasehold Improvements (the “Plans and Specifications”) and submit the same, as approved by Tenant, to Landlord for Landlord’s approval, which shall not be unreasonably withheld, conditioned, or delayed. The Plans and Specifications shall include (i) ceiling plans, (ii) dimensioned partition and door location plans, (iii) decoration plans, renderings and sample boards, (iv) furniture partition layout plans with cutsheets and data, (v) telephone and electrical plans noting any special lighting and power load requirements, (vi) HVAC design criteria and all security and communications information, (vii) detail plans, (viii) mechanical, plumbing, electrical and fire protection/life safety plans and (ix) structural and engineering drawings and calculations. The Plans and Specifications shall be suitable in all respects for bidding and construction.
     4. Tenant’s Architect and Engineer. As used herein, the term “Tenant’s Architect” shall mean Lohan Anderson LLC and the term “Consulting Engineers” shall mean all other consultants engaged in the design of the Leasehold Improvements. Tenant understands and agrees that the cost of Landlord’s review of the plans and specifications prepared by architects, and engineer(s) other than the base building, will be borne by Tenant. If the Leasehold Improvements could in Landlord’s reasonable opinion adversely affect any Building System, Landlord may engage other engineers to review the plans and specifications, and the reasonable out-of-pocket cost of such additional engineers shall also be borne by Tenant.
     5. Approval of Plans and Specifications. Landlord shall advise Tenant within ten (10) Business Days after receipt of the Plans and Specifications of its approval or disapproval thereof, and, if Landlord does not approve any of the Plans and Specifications, of the changes required in the same so that they will meet Landlord’s approval. If Landlord disapproves any of the Plans and Specifications, Tenant shall deliver, or cause Tenant’s Architect and/or the Consulting Engineers to deliver to Landlord, revised Plans and Specifications, which respond to Landlord’s requests for changes and are suitable for bidding and construction. If the revised Plans and Specifications do not respond to Landlord’s requests

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for changes, Tenant shall make further changes as requested by Landlord until the Plans and Specifications have been approved by Landlord and are suitable for bidding and construction. This iterative process shall continue until all parties agree upon the Plans and Specifications for the Leasehold Improvements. Landlord shall approve or disapprove in whole or in part all revised Plans and Specifications received from Tenant within five (5) Business Days following receipt thereof from Tenant. The revised Plans and Specifications, once they have been approved or deemed approved by Landlord, are hereinafter referred to as the “Final Plans and Specifications.”
     6. Standard of Approval. Tenant agrees that Landlord shall not have unreasonably disapproved the Plans and Specifications if the Leasehold Improvements: (i) would not be consistent with the architectural character of the Building; (ii) and the design does not reflect the aesthetic and/or quality consistent with the Project; (iii) will adversely affect the structure of the Building or the heating, air-conditioning and ventilating system or electrical, mechanical, plumbing, life safety or other lines or systems in the Building; (iv) will materially increase Landlord’s costs of operating and maintaining the Building, it being understood that Tenant shall pay all increases in the costs of operating or maintaining the Building which result from the Leasehold Improvements, and that Landlord may require removal of any such Leasehold Improvements after the expiration or other termination of the Term; (v) would modify the appearance of the Building as viewed from the exterior of the Premises; or (vi) would violate the terms of any applicable zoning or building laws or ordinances or other governmental orders or requirements or land use restrictions of record; provided, however, that the foregoing are merely examples of reasons for which Landlord may withhold its approval and shall not be deemed exclusive of any permitted reasons for reasonably withholding consent, whether similar or dissimilar to the foregoing examples.
     7. Ownership of Leasehold Improvements. The Leasehold Improvements (excluding those items, if any, constituting Tenant’s Property in accordance with the Lease), whether placed there by Tenant or Landlord, shall, unless Landlord otherwise directs, become the property of Landlord upon the expiration or earlier termination of the Lease.
     8. Landlord’s Contribution. Subject to the terms and conditions contained in this Work Letter, Landlord shall contribute the sum of $40 per square foot of rentable area of the Premises to be improved ($1,233,320.00 if the entire Premises are improved) (“Landlord’s Contribution”), toward the hard costs of the Leasehold Improvements, which amount, at the option of Landlord, may be disbursed directly to Tenant, Tenant’s contractors, or jointly to Tenant and Tenant’s contractors. The Landlord’s Contribution shall not be used for any soft costs (as described in Section 10 below). To the extent the Leasehold Improvements do not include approved improvements to the entire Premises, the Landlord Contribution shall be reduced proportionately until such improvements to the entire Premises are completed. Notwithstanding anything to the contrary contained herein, in the event Landlord has installed fan power boxes in the Premises, Tenant shall reimburse the Landlord for all costs related to such fan power boxes, and such reimbursement shall be paid using Landlord’s Contribution. Landlord acknowledges, and Tenant acknowledges and agrees that the Landlord’s Contribution provided for herein is intended as a “qualified lease construction allowance” under Section 110 of the Internal Revenue Code of 1986 (as amended) and the regulations thereunder, and may only be expended for the construction or improvement of “Qualified Long-Term Real Property” (i.e. non-residential real property as defined under IRC Section 168(e)(2)(B)), which property shall be used in Tenant’s trade or business located at the premises subject to the Lease.
     9. Tenant’s Contribution. Tenant shall contribute the entire cost of the Leasehold Improvements to the extent not covered by the Landlord’s Contribution toward the cost of the Leasehold Improvements (“Tenant’s Contribution”).

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     10. Soft Costs. For purposes of this Work Letter, the soft costs of the Leasehold Improvements shall include: (a) fees and expenses of Tenant’s Architect and the Consulting Engineers, and, if required by the complexity of plans, drawings and specifications for the Leasehold Improvements or by a proposal by Tenant which could have a material affect on the Building (including, without limitation, its structure or systems), the fees and expenses of other consultants and professionals engaged by Landlord; and (b) the cost of permits with Tenant being responsible for procuring any and all permits.
     11. Payment of Landlord’s Contribution and Tenant’s Contribution. Prior to the commencement of construction of the Leasehold Improvements, Tenant shall advise Landlord in writing of the cost of the Leasehold Improvements pursuant to the Final Plans and Specifications on the basis of a construction contract or contracts executed by Tenant for the Leasehold Improvements (the “Contract Sum”). The Landlord’s Contribution and Tenant’s Contribution toward Leasehold Improvement costs actually incurred shall be paid through a construction escrow, monthly, pro rata, based upon the proportion of each party’s contribution to the total Contract Sum (as such Contract Sum may increase or decrease from time to time). Any increases in the Contract Sum shall be paid by Tenant and shall increase Tenant’s Contribution. Tenant shall be responsible for any and all waivers, sworn statements or other materials that may be required by the construction escrow holder. Landlord’s final payment shall be disbursed if and when (a) substantial completion of the Leasehold Improvements in accordance with this Work Letter shall have occurred and the Architect shall have issued to Landlord a customary AIA form of certificate of substantial completion for the Leasehold Improvements; (b) Tenant shall have paid all Base Rent and other Rent owing under this Lease through said date of disbursement; (c) no liens or claims for liens relating to the Leasehold Improvements shall then be pending or threatened; (d) a final certificate of completion and any other necessary occupancy permit has been issued by all governing authorities; (e) Tenant has obtained all permits and licenses required relative to its use of the Premises; (f) the Tenant shall have opened for business in the Premises, as may be required under the Lease; (g) Tenant is not in default under the Lease; and (h) the Title Insurer shall have issued a date-down endorsement to Landlord’s owner’s title insurance policy, which endorsement must be free and clear of any mechanic’s liens or other encumbrances relating to the Leasehold Improvements or any other act or omission of Tenant.
Any and all costs of the Leasehold Improvements shall be promptly paid by Tenant from its own funds, subject to Landlord’s obligation to make Landlord’s Contribution on account of the cost of Leasehold Improvements upon compliance with the requirements of this Work Letter. Without limiting the generality of the foregoing, Tenant shall be solely responsible for any and all costs of the Leasehold Improvements to the extent not covered by Landlord’s Contribution hereunder.
     12. Title Insurance. The cost of the Leasehold Improvements shall be paid and disbursed as required by the title insurance company insuring the Building in order to provide title insurance over any and all possible mechanics’ lien claims, or rights thereto, in connection with the Leasehold Improvements. Tenant shall provide, for that work for which Tenant will contract directly, such contractors’ affidavits, sworn statements, undertakings, partial and final waivers of lien, architect’s certificates and any other documentation which may be reasonably requested by such title insurance company for the purpose of insuring over such mechanics’ lien claims or rights thereto.
     13. Certifications. As a condition to the payment by Landlord of any portion of Landlord’s Contribution toward the cost of the Leasehold Improvements, Landlord shall receive reasonable assurances from the title insurer and certifications from the General Contractor, Tenant’s Architect, Tenant, any inspecting architect, that the portion of the Leasehold Improvements for which payment is being sought has in fact been completed in accordance with the Final Plans and Specifications.

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     14. Disclaimer. It is understood and agreed that neither Landlord nor its designated agent shall have any responsibility for construction means, methods or techniques or safety precautions in connection with the Leasehold Improvements, or for the accuracy or completeness of the Plans and Specifications, or any design error therein, or failure to comply with any laws or codes or any costs attributable to any lack of adequacy of or any design error in the Plans and Specifications.
     15. Performance of the Work. Following approval of the Final Plans and Specifications, Tenant shall solicit bids from qualified and approved general contractors for the Tenant Work. The general contractor for the Leasehold Improvements (the “General Contractor”) shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld or delayed. Tenant shall also submit to Landlord a list of subcontractors which Tenant or its General Contractor proposes to use and Landlord shall have the right to approve such subcontractors, which approval shall not be unreasonably withheld or delayed. Without exception, the Landlord requires the Shell and Core Electrical, Mechanical and Fire Protection (sprinkler and fire alarm) subcontractors to complete the Leasehold Improvements. Tenant shall not permit or cause the General Contractor to utilize any subcontractor not so approved by Landlord without first submitting the name of such other subcontractor to Landlord for its reasonable approval as aforesaid. Landlord shall notify Tenant within five (5) Business Days following submission of the name of a proposed contractor or subcontractor of the approval or disapproval of such contractor. All contractors and subcontractors for the Leasehold Improvements shall be licensed, of good reputation, have a demonstrated capability to perform quality workmanship, have financial capacity to complete the work, be experienced in performing work of the type contemplated, be capable of working in harmony with other contractors in the Building, have good labor and minority relations, utilize only union labor and be bondable. Landlord shall not unreasonably withhold its approval of contractors or subcontractors who meet the foregoing standards; provided, however, that failure to meet the foregoing standards are merely examples of reasons for which Landlord might reasonably withhold approval, whether similar or dissimilar to the foregoing examples. Tenant shall deliver to Landlord copies of all contracts proposed to be executed by Tenant for the Leasehold Improvements, which shall require the General Contractor to comply with the requirements of this Paragraph 15 and the TI Manual. The General Contractor shall obtain all required building and other permits and otherwise comply with all laws and governmental rules and regulations with respect to or in any manner applicable to the Leasehold Improvements and other construction in the Premises at all times prior to, during and following said work, the cost of which shall be a cost of the Leasehold Improvements payable from the Landlord’s Contribution to the extent thereof.
     16. Commencement of the Work. Subject to all of the terms and conditions of this Work Letter, Tenant shall commence the Leasehold Improvements promptly upon tender of possession of the Premises to Tenant and approval of the Final Plans and Specifications by Landlord and diligently proceed with the Leasehold Improvements. Possession of the Premises shall be deemed to have been tendered to Tenant upon Landlord’s execution and delivery of the Lease and this Work Letter to Tenant.
     17. Punchlist Items. Within ten (10) days after the date of Substantial Completion, the Tenant’s Architect, in consultation with and at the direction of Landlord’s Representative, shall compile a written list (the “Punchlist”) of items of Leasehold Improvements that must be completed by Tenant to complete the Leasehold Improvements in accordance with the approved final Plans and Specifications (collectively, the “Punchlist Items”). Tenant shall cause the General Contractor to correct or complete all Punchlist Items as soon as reasonably possible, but, in any event, within thirty (30) days following delivery of the Punchlist to Tenant; provided, however, if any of the Punchlist Items are not reasonably susceptible of being corrected or completed within thirty (30) days, the thirty (30) day period shall be extended as reasonably necessary, to allow Tenant to complete such Punchlist Items, provided Tenant commences its efforts promptly and prosecutes the same with due diligence thereafter and any such

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Punchlist Items do not materially or unreasonably interfere with any other tenant’s or occupant’s use or enjoyment of the Project or violate any License. In all events, Tenant shall cause any and all emergency Punchlist Items (i.e., those involving any threat of imminent damage to persons or property) to be corrected immediately after their discovery. The compilation of, and agreement to, a Punchlist shall not constitute a waiver by Landlord of any of the Tenant’s agreements or other undertakings under the Lease.
     18. Changes to the Plans and Specifications. Tenant shall deliver to Landlord for approval, which shall not be unreasonably withheld, conditioned or delayed all changes in the Final Plans and Specifications as are made by Tenant, Tenant’s Architect or the Consulting Engineers from time to time and shall advise Landlord of any changes in the cost of the Leasehold Improvements or any amendments which increase the cost of the Leasehold Improvements in any respect. Tenant shall pay any amount required to cover the additional cost of the Leasehold Improvements resulting from such changes which exceeds the available portion of Landlord’s Contribution as provided in this Work Letter. The reasonableness of disapproval of any such change shall be judged according to the criteria set forth in this Work Letter for the Leasehold Improvements initially provided for the Plans and Specifications, and Landlord shall review and approve or disapprove any changes as soon as possible so as to avoid any delay in construction of the Leasehold Improvements but in any event within the time periods with respect to its approval or disapproval of any revision of the initial Plans and Specifications as provided in this Work Letter.
     19. Access by Tenant. Landlord shall permit Tenant, the General Contractor, the approved subcontractors and Tenant’s agents, suppliers, and workmen to take possession of and enter the Premises, pursuant to the Lease, upon compliance with the requirements of this Work Letter by Tenant, including, without limitation, the insurance requirements. The permission herein granted for the entry into the Building is conditioned upon Tenant and Tenant’s agents, contractors, workmen, suppliers and invitees working in harmony with and not interfering with Landlord’s contractors or their subcontractors or with contractors performing work in the Building for other tenants, not interfering with any occupants of the Building, complying with reasonable rules and regulations instituted by Landlord for the protection and completion of the Shell and Core Work and of such work for other tenants. Landlord will use reasonable efforts to cause contractors performing work for other tenants in the Building not to unreasonably interfere with Tenant’s contractors, but shall in no event have any liability with respect to any interference. If at any time such entry shall cause disharmony or unreasonable interference with any of Landlord’s employees, agents, contractors, their subcontractors or others or if such disharmony or interference shall, in Landlord’s reasonable judgment, be imminently threatened, Landlord shall have the right to withdraw such permission upon not less than forty-eight (48) hours written notice; provided, however, that such permission shall remain in effect if Tenant has cured the same (or such interference or disharmony has ceased and Tenant has agreed and provided assurances to Landlord as it shall have reasonably requested, that such problem will not occur again) prior to the time of termination set forth in such notice. Tenant agrees that any such entry into and occupation of the Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease, except as to covenant to pay Rent, and further agrees that in connection therewith Landlord shall not be liable in any way for any injury, loss or damage which may occur to any property placed in the Premises, the same being strictly at Tenant’s sole risk. Tenant shall allow Landlord access to the Premises, for inspection purposes, at all reasonable times. Tenant shall cause its contractors, for which it has contracted separately, prior to the commencement of any construction work in the Building, to indemnify, defend and hold Landlord, its designated agents, members, beneficiaries, partners, management agent, mortgagees, and all of their respective members, partners, shareholders, directors, officers, agents and employees harmless from all damages, claims, liability, and costs (including, without limitation, reasonable attorneys’ fees) and expenses arising out of or connected with the activities of such contractor or any of its subcontractors or any of their respective agents or employees, suppliers or workmen in or about the Premises or the

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Building. Tenant shall (except to the extent of any indemnity recovered pursuant to the preceding sentence) indemnify, defend and hold Landlord and its respective members, beneficiaries, partners, management agents, mortgagees, and all of their respective partners, members, shareholders, directors, officers, agents and employees harmless from all damages, claims, liability, and costs (including, without limitation, reasonable attorneys’ fees) and expenses arising out of or connected with the activities of Tenant or its agents, contractors, suppliers or workmen in or about the Project. In addition, prior to the initial entry to the Building or the Premises by Tenant and by each contractor or subcontractor for Tenant, Tenant shall furnish Landlord with certificates of insurance covering Landlord and its respective designated agents, or any of their respective members, beneficiaries and the partners thereof, their respective management agents, mortgagees and such additional parties as Landlord may reasonably designate as additional insured parties, with such coverages and in such amounts as Landlord may reasonably require in order to insure said parties against liability for injury or death or damage to property of Landlord or its tenants or others, by reason of such entry or any activity or work carried on, in, on or about the Land, the Building or the Premises by or on behalf of Tenant.
     20. Scheduling. Notwithstanding Tenant’s right to separately contract for construction and completion of the Leasehold Improvements, Tenant shall coordinate, and cause its contractors to coordinate with Landlord and its designated agents in relation to the scheduling of construction, the use of Building loading docks, the delivery of materials and labor for the Premises and the elimination of rubbish and construction debris. Tenant shall cause Tenant’s Architect to furnish to Landlord from time to time such other information as Landlord shall reasonably request in connection with the construction of the Leasehold Improvements. Tenant acknowledges that Shell and Core Work and work for other tenants of the Building may take place concurrently with the construction and completion of the Leasehold Improvements. Tenant shall require all contractors and subcontractors performing work on behalf of Tenant to provide protection against damage to the Building and work of other tenants to an extent that is satisfactory to Landlord in the reasonable exercise of its discretion. In any event, however, if such damage shall occur, and shall have been caused directly by Tenant or its contractors or any of their respective subcontractors, agents, employees or invitees, Tenant shall promptly restore and repair, or cause its contractor to promptly restore and repair, such damage, or Landlord may, at Landlord’s option and upon written notice to Tenant, restore and repair any such damage or permit any other tenant or its contractor to restore work for such tenant which has been damaged, in each case at Tenant’s sole cost.
     21. Landlord Services. The cost of the Leasehold Improvements shall include (and Landlord is hereby authorized to pay the same from the Landlord’s Contribution to the extent thereof), all materials or utilities which are supplied by Landlord or their agents in connection with the construction of the Leasehold Improvements which have been made at Tenant’s request; provided, however, that Landlord shall make available to Tenant, at no charge, during normal business hours during the construction period, electric power, use of freight elevator, use of loading dock and a location for Tenant to store and maintain a dumpster.
     22. Insurance. Tenant or Tenant’s General Contractor shall be responsible to provide Builder’s Risk coverage respecting the Leasehold Improvements during the period of its construction, prior to the commencement of the Term. Prior to taking possession of the space for any purpose whatsoever, Tenant shall provide Landlord with evidence of all insurance required in accordance with the Lease.
     23. Miscellaneous. After completion of the Leasehold Improvements any work or alterations to the Premises desired by Tenant other than the Leasehold Improvements shall be subject to the provisions of the Lease and not this Work Letter. Time is of the essence under this Work Letter. Any person signing this Work Letter on behalf of Landlord or Tenant warrants and represents they have

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authority to do so. Landlord has no agreement with Tenant and has no obligation to do any work with respect to the Premises, except as expressly set forth in this Work Letter. With respect to any amounts owed by Tenant hereunder and not paid when due (which shall bear interest as provided in the Lease in the case of delinquent rents) or Tenant’s failure to perform its obligations hereunder, Landlord shall have all of the rights and remedies granted to Landlord under the Lease for nonpayment of any amounts owed by Tenant thereunder or failure by Tenant to perform its obligations thereunder, and such nonpayment or other failure hereunder shall constitute a default by Tenant under the Lease. Any amount owed by Tenant and not paid when due shall bear interest as provided in the Lease, and shall be deemed additional rent under the Lease. In the event of any default by Tenant under the terms of this Work Letter, whether monetary or non-monetary, Landlord shall have all of the rights and remedies available at law or in equity, including but not limited to the right to withhold possession of the Premises from the Tenant so long as Tenant is in default. Tenant shall remove or cause Tenant’s General Contractor to remove all construction debris, general clean-up and a final cleaning prior to Tenant’s occupancy. The parties hereto hereby designate a representative who shall have the power and authority to make any and all decisions on behalf of the respective parties and designate another representative(s) on their behalf. Unless a party is otherwise advised in writing by the other, their respective notices shall be sent to the addresses set forth in the Lease. All the covenants and conditions to be performed hereunder are the obligations of the parties, and no personal liability shall be asserted or be enforceable against, the members, beneficiaries, shareholders, officers, directors, or partners, thereof, nor any of their respective members, partners, shareholders, directors, officers, agents or employees by reason of any of the covenants, statements, representations or warranties contained in this instrument. All of the further exculpatory provisions of the Lease are incorporated here in as if fully set forth herein and are fully applicable to this Work Letter as if fully set forth.
[Signature Page Follows]

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     IN WITNESS WHEREOF, the parties hereto have executed this Work Letter as of the day and year on which the Lease was executed and was executed contemporaneously therewith.

LANDLORD:

CITYGATE CENTRE I LLC,
a Delaware limited liability company

By:	/s/ Daniel J. Slack

Name:	Daniel J. Slack
Its:	Vice President

TENANT:

CALAMOS HOLDINGS LLC,
a Delaware limited liability company

By:	Calamos Asset Management, Inc.
a Delaware corporation
Its:	Sole Manager

By:	/s/ Patrick H. Dudasik

Name:	Patrick H. Dudasik
Its:	Executive Vice President, COO, CFO & Treasurer

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EXHIBIT E
FORM OF COMMENCEMENT NOTICE
     This Commencement Notice is delivered this                      day of                     , 20              , by CityGate Centre I LLC, a Delaware limited liability company (the “Landlord”), to                     , a(n)                      (the “Tenant”), pursuant to the provisions of Section 3.2 of that certain Lease Agreement (the “Lease”) dated                     , 20                    , by and between Landlord and Tenant covering certain space in the Building known as 2135 CityGate Lane, Naperville, Illinois. All terms used herein with their initial letter capitalized shall have the meaning assigned to such terms in the Lease.
W I T N E S S E T H:
     1. That Tenant has accepted possession of the Premises, the Building and all other improvements required to be constructed and furnished by Landlord in accordance with the terms of the Lease, and that all such improvements have been satisfactorily completed by Landlord and accepted by Tenant, subject only to the completion of the Punchlisdt Items (as defined in the Lease).
     2. That Landlord has fulfilled all of its duties of an inducement nature, and is not in default in any manner in the performance of any of the terms, covenants, or provisions of the Lease.
     3. The Commencement Date of the Lease is the                      day of                     , 20           , and the Expiration Date is the                      day of                     ,                     .
     4. The Base Rent shall be the amounts set forth on the Base Rent Schedule with payments of Base Rent of $                    , beginning                     , 20                    , subject, however, to such increases as provided in the Lease.

Start Date	End Date
M/D/YY	M/D/YY	Yearly Amount	Monthly Amount

     5. Remittance of the foregoing payments shall be made on the first day of each month in accordance with the terms and conditions of the Lease at the following address:
Calamos Real Estate LLC
2020 Calamos Court
Naperville, Illinois 60563
Attn: Property Manager

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     6. Operating costs are estimated each year and revised information shall be provided to Tenant. Pursuant to Article 5 of the Lease, Tenant shall be responsible for Tenant’s Share of Operating Costs.
     IN WITNESS WHEREOF, this instrument has been duly executed by Landlord as of the date first written above.

LANDLORD:

CITYGATE CENTRE I LLC,
a Delaware limited liability company

By:

Name:

Title:

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EXHIBIT F
JANITORIAL SPECIFICATIONS
Security
2135 CityGate Lane will have a security guard posted at the main entrance Monday though Friday from 8:00 am till 6:00 pm. Contractor’s staff needs to check in with the posted security guard before 6:00 pm to obtain their access badges. A locked box will be provided at the security desk for the contractor staff to deposit the access badges when they exit the building when they are done.
Contractor’s personnel are not to allow entry into the building from any locked door to any persons nor are they to allow any persons access to the elevators.
All Contractors’ personnel are to have completed national criminal and sex offender background checks prior to entering the Owners premises. Contractor to supply to Owner their Pandemic Plan, prior to contract start date.
While cleaning the tenanted areas, contractor’s personnel will work behind locked doors and will not admit anyone into the suite, except authorized Contractor or Owner’s Agent personnel, or tenant’s having keys or access cards to the suite. Contractor is not responsible for detaining or physically interfering with possible offenders. Contractor should report all suspicious persons or activities by calling 911. On completion of nightly chores, all lights will be turned off. Doors locked, alarms set. Draperies closed and blinds lowered and in the open position. All chairs must be placed under conference tables or desks. The offices will be left in a neat and orderly condition. Lids of seats on all toilets will be left in a raised position. All mop sinks, locker areas and other service areas will be cleaned thoroughly, and all cleaning equipment neatly stored in central locations.
Two MSDS books will be kept on site and updated as new products are added or old ones are removed, the books will be updated minimally semi-annually with a dated notation in each book of the update. One book is to be placed in Contractor’s main work area the other with Owner’s Property Management Office.
The buildings operations manager or Chief engineer will be promptly notified on any irregularities, including light bulbs that are out as well as a note made in the cleaning log book located in a place mutually agreed to between Contractor and Owner’s Agent.
Contractor’s personnel must be made fully aware of the several tenants who have alarms in their suites. These alarms must be disarmed properly and reset properly. Failure to do so will cause significant penalties.
Dumpsters:
Building dumpsters are emptied on a regular basis. If necessary, Contractor shall notify, in writing, Building Management when the Building dumpsters are in need of emptying. Contractor will not leave any rubbish in the dock area. Contractor shall not leave the building until all rubbish has been placed in dumpsters. Dumpsters and Dumpster areas will be kept clean and free of excess debris at all times.
Loading Dock Area

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A.	Nightly
          Interior Dock area will be mopped. Doors will be cleaned. Trash and other debris will be removed.
B.	Monthly
1. Once each month, the entire loading dock area will be machine scrubbed using an electric rotary scrubber. On completion of cleaning operation, all surfaces will be hosed down and all standing water removed by squeegee. Scrubbing must remove all embedded gum, dirt and grit not removed by normal hosing and sweeping, and all surfaces will be left in a clean dirt- free condition.
Public Areas (Including but not limited to all lobbies, corridors, and elevator lobbies above first floor, and men’s and women’s lounges)
A.	Nightly
1. Carpeted Floors – All carpeted floors are to be vacuumed and edged with edging tools, moving all sand urns, furniture and accessories. Baseboards will be wiped with a treated dust cloth after vacuuming. Carpet and baseboards will be spot-cleaned where necessary.
2.	Uncarpeted Floors – All hard surfaced floors are to be mopped with a treated dust mop and maintained as needed to preserve and retain uniformly bright appearance, with particular attention to edges, corners, and behind doors. All spills, scuff marks, and stains will be removed with damp mop or cloth. Baseboards will be wiped down with treated dust cloth.

3.	Walls – All walls will be spot-cleaned to remove all smudges, stains, and hand marks, using only clear water, or mild cleaning agent where necessary. When soap or cleaner is used, the wall will be rinsed with clear water and dried. Abrasive cleaners are not to be used. All baseboards and moldings will spot cleaned where necessary.

4.	Doors and Jambs – All doors and jambs will be spot-cleaned to remove any hand marks, stains, spills or smudges. Rinse with clear water and dry. Door edges and jambs will be dusted where necessary. When completed, door and jambs shall have a uniformly clean appearance.

5.	Glass Door and Partitions – All glass doors, interior and exterior, and partitions, including any directory glass, will be spot-cleaned to remove any fingerprints, smudges, or stains and will be left in a uniformly bright, clean condition.

6.	Miscellaneous Metalwork – All metalwork, such as mail chutes, door hardware and frames, metal lettering, and other metal accessories will be wiped clean and polished and left in a uniformly bright and clean conditions, free of all dust and streaks.

7.	Elevator Doors and Saddles – Elevator doors and frames will be wiped down and polished, removing all dust, marks, and stains, and left in a uniformly clean and bright condition. Elevator saddles will be wiped clean and all dirt and debris removed from

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door tracks, using vacuum, and edging tool. Spills and smudges will be removed so that saddles and tracks are left in a bright, clean condition.

8.	Cigarette Urns – Clean all cigarette urns, removing all butts and debris and replace sand as necessary. Materials to be provided by building. Outside designated smoking areas to be swept up and free from cigarette butts. Butt deposit can or sand to be emptied and/or sifted and free from any cigarette butts.

9.	Dusting – Dust all furniture, accessories, ledges and all other horizontal surfaces using a treated dust cloth. NO FEATHER DUSTERS WILL BE ALLOWED. All surfaces to be left in a clean, dust free condition. Spot-clean as necessary.

10.	Furniture and Miscellaneous – All furniture is to be wiped using a treated dust cloth paying particular attention to legs and surfaces near the floor. Vinyl or leather surfaces are to be dusted and spot cleaned where necessary, clothe to be vacuumed as necessary.
B.	Weekly
1.	Uncarpeted Floors – All hard-surfaced floors will be wet-mopped, dried and spray buffed. All wax marks will be removed from baseboards. Floors and baseboards to be left in a uniformly bright, clean condition.

2.	Carpeted Floors – All carpeted floors will be vacuumed using a pile lifter to remove all embedded dirt and grit and restore pile to a uniformly upright condition.

3.	Glass Partitions and Doors – All interior glass (excluding perimeter windows) will be thoroughly cleaned and left in a uniformly bright, clean condition.
C.	Monthly
1.	Uncarpeted Floors – All hard-surface floors are to be completely stripped, removing any marks or stains. Floors will then be refinished and polished and left in a uniformly bright, clean condition. All finish spills and splashes will be completely removed from baseboards, wall, doors, and frames.

2.	High Dusting – All high-dusting beyond the reach of the normal day-to-day dusting will be accomplished monthly. This will include, but not be limited to, all ledges, charts, picture frames, graphs, air diffusers, and other horizontal surfaces.

3.	Doors and Jambs – All painted doors and jambs will be sponged down with clean water using a mild cleansing agent where necessary, rinsed with clean water and dried leaving no streaks.
D.	Quarterly
1.	Carpeted Floors – Steam clean or dry shampoo. Carpets will be destaticized and flame proofed, if and as required by law.

2.	Venetian Blinds – All Venetian blinds will be dusted on both sides of the blinds without removal of the blinds from the window.

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E.	Semi-Annually
1.	Walls – All washable wall coverings are to be sponged down with clear water and wiped clean and dry as often as necessary. All streaks, smudges, dust or stains shall be removed. Walls shall have uniformly bright and clean appearance when completed.

2.	Wood Doors – Unpainted (oiled) doors will thoroughly cleaned and oiled as often as necessary, with special attention to nicks and scratches. This will be treated with approved oil, finished and wiped dry. When completed, the surface shall have a uniformly clean appearance.

3.	Fixtures – All air diffusers and light lens and fixtures will be wiped down to leave a bright condition free of streaks and smudges.

4.	Air Diffusers – All air diffusers will be thoroughly washed and dried as often as necessary, but not less than twelve months each.
Elevators
A.	Nightly
1.	Carpets – All elevator carpets will be vacuumed and spot cleaned nightly using particular care to clean in corners along edges.

2.	Saddles – All saddles and door tracks will be wiped clean removing all dirt and stains and debris removed from door tracks using vacuum and edging tool. Saddles and tracks will be left in a uniformly bright, clean condition.

3.	Walls and Metalwork – All marks, streaks, and smudges will be removed and all walls (including Formica walls), doors and jambs will be wiped down and polished to a uniformly clean and bright appearance, including door jambs, edges, and ceiling grills. The telephone box will be cleaned inside and out.

4.	Ceilings – Elevator ceilings will be spot cleaned nightly.
B.	Monthly
1.	Carpets – Carpets will be steam-cleaned or dry shampooed as often as necessary to maintain even appearance, but not less than four times per month. Carpets will be destaticized (as required by Landlord) and flameproof if and required by law.

2.	Dusting – Ceiling grills and light lenses will be removed, dusted, and wiped clean and reinstalled. All high dusting will be done at this time.

3.	Ceiling – Entire elevator ceilings will be removed, dusted, and wiped down each month.
Restrooms
A.	Nightly

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1.	Floors – Floors will be swept and wet-mopped using a germicidal detergent approved by Owner’s agent. The floors will then be mopped dry and all water marks and stains wiped from walls and metal partition bases.

2.	Wash and polish all mirrors, powder shelves, bright work (including exposed piping below wash basins), towel dispensers, receptacles, and any other metal accessories. Mirrors will be cleaned and polished. Contractor shall use only nonabrasive, non-acidic material to avoid damage to metal fixtures.

3.	Ceramic Fixtures – Scour, wash and disinfect all basins, bowls, and urinals with Owner’s agent approved germicidal detergent solution, including the walls near urinals. Special care must be taken to inspect and clean areas or difficult access, such as the underside of toilet bowl rings and urinals, to prevent building up of calcium and iron oxide deposits. Wash both sides of all toilet seats with approved germicidal solution and wipe dry. Toilet seats are to be left in an upright position.

4.	Walls and Metal Partitions – Damp wipe all metal toilet partitions and modest screens and tiled walls using approved germicidal solution. All surfaces are to be wiped dry so that all wipe marks are removed and surface has a uniformly bright appearance. Dust the top edges of all partitions, ledges, and mirror tops.

5.	General – It is the intention of this specification to keep lavatories thoroughly clean and to not use disinfectant to mask odors. Odorless disinfectants shall be used. Remove all waste paper and refuse, including soiled sanitary napkins, to designated areas in the building. All receptacles are to be thoroughly cleaned and washed and new liners installed. Fill soap dispensers, towel dispensers (Kleenex and hand lotion dispensers where applicable) and sanitary napkin vending dispensers and maintain the operation of same as necessary. Materials as specified by Owner’s agent will be furnished by the building. The filling of such dispensers must be in such quantity to last the entire business day or possible weekend.
B.	Weekly
1.	Floor – All restroom floors will be machine scrubbed using a germicidal solution, detergent and water. After scrubbing, floors will be rinsed with clear water and dried. All watermarks will be removed from walls, partitions, and fixtures. If directed by Owner’s agent, an approved floor finish will be applied. Particular attention will be given to the grouting to ensure embedded dirt is removed, leaving the grouting in a uniform clean condition.

2.	Floor drain – Clean, disinfect, and fill with water at least weekly.
C.	Monthly
1.	Walls and Metal Partitions and Washable Ceiling – Remove light lenses and ceiling grill where possible. Wash thoroughly, dry, and replace. The will be done as often as necessary, but not less than quarterly.

2.	Walls – Thoroughly wash and wipe dry ceramic tile walls each month.

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Tenant Areas
A.	Nightly
1.	Carpeted floors will be vacuumed daily, moving all light furniture such as chairs and plant stands. All furniture will be replaced to its original position. Chairs are to be placed under tables and desks. Vacuum under all desks and large furniture, where possible.

2.	Uncarpeted Floors – All hard-surfaced floors will be dusted nightly using a treated dust mop, moving all light furniture. All furniture will be replaced to its original position. Mop under all desks and large furniture where possible. Spot clean where necessary to remove spills and smudges and spray buff as necessary.

3.	Kitchen Floors – All non-carpeted kitchen floor swill be swept, wet mopped and dried.

4.	Dusting – Using a treated dust cloth (NO FEATHER DUSTERS WILL BE ALLOWED) wipe all furniture tops, legs, and sides. Wipe clean telephones, moving lamps and the accessories. Dust wipe all horizontal surfaces within reach, including file cabinet tops, window ledges, moldings and sills on glass and banker-type partitions. Papers left on desktops will not be moved.

5.	Furniture and Accessories – Wipe file cabinets, telephones and accessories to remove streaks, stains, spills, and finger marks. Wash white boards only when requested. Empty and clean all wastebaskets and replace liners where necessary. Liners to be provided by Contractor.

6.	Desktops – Soap solution all steel desktops and polish wooden desks and furniture as required. Clean top of all glass topped furniture.

7.	Doors and Walls – All doors, jambs, walls, window mullions and glass partitions will be spot-cleaned to remove streaks, smudges, finger marks, spills and stains, paying particular attention to walls around switch plates and door jambs and doors around knob opening edges.

8.	Trash Removal – All trash from wastebaskets, desk top paper recycling bins and other debris will be removed from the premises and deposited in the appropriate recycle container and/or compactor.

9.	All blinds, fully lowered and in the open position.
B.	Weekly
1.	Carpeted Floors – All carpeted floors will be edged with a small broom or other edging tool, paying particular attention to corners, behind doors and around furniture legs and bases. Baseboards will be wiped with a treated dust cloth and spot-cleaned where necessary.

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2.	Uncarpeted Floors — All hard-surfaced floors will be wet-mopped, dried and spray buffed with an electric rotary buffing machine as necessary. All wax marks will be removed from baseboards, doors, and frames.

3.	Furniture — Wipe with treated dust cloth all chair legs and rungs and furniture legs and other areas of furniture and accessories not dusted during the nightly dusting.
C.     Monthly
1.	High-Dusting — All horizontal surfaces and ledges such as picture frames, etc., that are beyond the reach of normal nightly dusting, will be dusted monthly using a treated dust cloth.
2.     Glass Partitions and Doors — All glass doors and partitions will be thoroughly washed and dried, but not less than once per month. All watermarks and stains will be wiped from adjoining surfaces.
D.     Bi-Monthly (Every 60 days)
1.	Carpeted Floors — All carpeted floors will be vacuumed using a pile lifter to restore pile to its original upright condition and remove all embedded dirt and grit. Heavy traffic areas may require pile lifting more often, if necessary, to maintain presentable condition of the carpet.

2.	Uncarpeted Floors — All hard-surfaced floors will be completely stripped, removing all finish down to the bare, clean floor. After the floors have been mopped, rinsed, and dried, they will be refinished and machine polished to a uniformly bright, clean appearance. All wax spills and splashes will be removed from baseboards, doors, jambs, and walls.

3.	Waste Baskets — As requested by Owner’s Agent or Tenant, thoroughly wash baskets inside and out, dry and replace to their original position using plastic liners, furnished by building.
Janitorial Closets and Storage Rooms
          All janitors closets, mop sinks, storage rooms, restrooms, lunch rooms, work areas provided by the building will be kept in a neat, clean and orderly condition at all times. Mop sinks and the area immediately adjacent will be thoroughly cleaned immediately after each use. The restroom will be maintained in the same condition as the public restrooms. Before leaving the premise each night, all of the service areas will be dust-mopped and spot-cleaned, where necessary, and dusted. Tile floors will be dusted nightly and wet-mopped bimonthly. All doors will be spot cleaned nightly.
Stairwells
A.	Daily

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1.	Carpeted — all tenant and common area carpeted stairs will be vacuumed at least once daily to remove all dust, litter and footprints and spot-cleaned, as necessary, to remove all spills and stains.

2.	Uncarpeted — All uncarpeted stairs and landings will be swept with a treated dust mop daily and spot-cleaned, as necessary, to remove all spills and stains.
B.     Monthly
1.	Uncarpeted — All uncarpeted stairs and landings will be wet mopped and dried monthly
2.	Dusting — All risers, handrails, stringers, baseboards, light fixtures and all horizontal ledges and surfaces will be wiped with a treated cloth.
C.     Quarterly
1.	High Dusting — All high dusting, including but not limited to door closures and all other surfaces not reached during normal dusting operations, will be dusted or cleaned, as necessary, but not less often than each three months
Miscellaneous
A.     Using Kitchens
         Under no circumstances is contractor to use tenant kitchens, refrigerators or vending machines.
B.     No Smoking
         There is absolutely no smoking anywhere in the building or around the property at any time.
C.     Vacant Areas
         Vacant areas will receive an initial, complete and thorough cleaning and will be cleaned periodically when request by Owner’s Agent. Contractor is to keep out of vacant areas at all times unless cleaning for Owner’s Agent.
Tenant Surveys
A.	Contractor shall deliver to all desks within the Premises a tenant cleaning survey March 1st of each year. Contractor shall pre-approve the survey format and consult with Owner prior to delivery of the tenant surveys. Contractor shall procure and deliver the surveys at Contractor’s sole cost.

B.	Once a quarter, Contractor shall meet with each tenant to discuss specific needs and comments tenants may have. Contractor shall then provide written report to Owner’s agent.
Day Services

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One Day Porters will be provided for the building between the hours of 7:00 a.m. and 3:00 p.m. The Daily duties include, but are not limited, to the following:
A.     General
1.	Sweep parking garages.

2.	Police outside grounds and pick up litter.

3.	Police lobby areas.

4.	Vacuum elevator cabs at main level.

5.	Police men’s and women’s restrooms at a minimum twice per day.

6.	Fill toilet tissue, towel dispensers and soap dispensers in men’s and women’s restrooms and fitness center (supplies furnished by agent).

7.	Empty wastepaper towel receptacles.

8.	Clean lower level corridors and utility areas.

9.	Clean loading dock area.

10.	Handle work orders as directed by managing agent.

11.	Clean entrance door glass daily, as well as entrance glass to tenants in lobby.

12.	Check and clean tenants washroom and lunchrooms daily as well as building lunchrooms.
B.      Public Areas
          Lobbies
          The entrance lobbies are to be kept neat and clean at all times and the following minimum operations shall be maintained to attain this effect:
1.	Clean cigarette urns and screen.

2.	Wash entrance door glass.

3.	Dust and mop floor DAILY.

4.	Vacuum carpeted runners DAILY.

5.	Wash glass Building Directory (both sides) weekly.

6.	Clean public telephone and cash station machine.

7.	Empty all trash receptacles at all entry walls at least twice DAILY.
C.     Elevator
1.	Vacuum carpeting as needed.

2.	Clean sides of elevator car.

3.	Vacuum dirt from track.
D.     Corridors and Stairways
1. Police all open public stairways and keep in clean condition, sweep and/or mop daily.
2. Dust all open public stairway railings weekly.
E.      Building Service Area

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1.      Remove snow or ice as soon as possible from all entrances, sidewalks and ramps leading to parking garage.
2.      Lay down and remove lobby runners as necessary and clean monthly.
3.      Police parking areas and grounds (empty exterior waste cans) daily.
4.      Empty ashtrays located at lobby and back door entrances as needed.
[End of Exhibit F]

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EXHIBIT G
FIRST OFFER SPACE
      All of the rentable square footage on the first (1st) and third (3rd) floors of the Building

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EXHIBIT H
IAC AGREEMENT NOTICE LETTER
                     ____, 2007

     Re: Notice of IAC Agreement
Dear                                         :
     As part of the development of the Project, CityGate Centre I LLC (the “Landlord”) entered into that certain Alternative Payment Agreement for Non-Residential Electrical System Infrastructure Availability Charge Between the City of Naperville and CityGate Centre I LLC dated August 16, 2006 (the “IAC Agreement”). The IAC Agreement provides, among other things, that the electrical infrastructure charge required by the City of Naperville would be deferred over a period of ten (10) years and that said charge would be paid through increased monthly electricity payments. The result of the IAC Agreement is that electricity provided to the Project is billed at the comparable Commonwealth Edison rates, which are higher than the City of Naperville rates.

Sincerely,

CityGate Centre I LLC
,

Agreed and Acknowledged:
Tenant:
By:
Name:
Its:

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RIDER NO. 1
RULES AND REGULATIONS
     1. Sidewalks, doorways, vestibules, halls, stairways and similar areas shall not be obstructed by tenants or their officers, agents, servants, and employees, or used for any purpose other than ingress and egress to and from the Premises and for going from one part of the Building to another part of the Building.
     2. Plumbing fixtures and appliances shall be used only for the purpose for which constructed, and no sweepings, rubbish, rags, or other unsuitable material shall be thrown or placed therein. The cost of repairing any stoppage or damage resulting to any such fixtures or appliances from misuse on the part of a tenant or such tenant’s officers, agents, servants, and employees shall be paid by such tenant.
     3. No signs, posters, advertisements, or notices shall be painted or affixed on any of the windows or doors, or other part of the Building, except of such color, size, and style, and in such places, as shall be first approved in writing by the building manager. No nails, hooks, or screws shall be driven into or inserted in any part of the Building, except by Building maintenance personnel, except, however, Tenant may hang light pieces of artwork.
     4. Directories will be placed by Landlord, at Landlord’s own expense, in conspicuous places in the Building. No other directories shall be permitted. Landlord shall, at Landlord’s expense, provide one initial line on the directories for Tenant. Any changes to such line or additional lines consented to by Landlord shall be performed by Landlord at Tenant’s expense.
     5. The Premises shall not be used for conducting any barter, trade, peddling, or exchange of goods or sale through promotional give-away gimmicks or any business involving the sale of second-hand goods, insurance salvage stock, or fire sale stock, and shall not be used for any auction or pawnshop business, any fire sale, bankruptcy sale, going-out-of- business sale, moving sale, bulk sale, or any other business which, because of merchandising methods or otherwise, would tend to lower the first-class character of the Building.
     6. Tenants shall not do anything, or permit anything to be done, in or about the Building, or bring or keep anything therein, that will in any way increase the possibility of fire or other casualty or obstruct or interfere with the rights of, or otherwise injure or annoy, other tenants, or do anything in conflict with the valid pertinent laws, rules, or regulations of any governmental authority.
     7. Tenant shall not place a load upon any floor of the premises which exceeds to floor load per square foot which such floor was designed to carry or which is allowed by applicable building code. Landlord may prescribe the weight and position of all safes and heavy installations which Tenant desires to place in the premises so as properly to distribute the weight thereof. All damage done to the Building by the improper placing of heavy items which overstress the floor will be repaired at the sole expense of the Tenant.
     8. A tenant shall notify the building manager when safes, furniture or other heavy equipment are to be taken into or out of the Building. Moving of such items shall be done under the supervision of the building manager, after receiving written permission from him/her. A tenant shall be required to use protective coverings on walls, elevators and floors to prevent damage caused by the moving of such items.

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     9. Corridor doors, when not in use, shall be kept closed.
     10. All deliveries must be made via the service entrance and service elevators during normal business hours or as otherwise directed or scheduled by Landlord. Prior approval must be obtained from Landlord for any deliveries that must be received after normal business hours.
     11. Each tenant shall cooperate with building employees in keeping the premises neat and clean.
     12. Nothing shall be swept or thrown into the corridors, halls, elevator shafts, or stairways. No birds, animals, or reptiles, or any other creatures, shall be brought into or kept in or about the building.
     13. Should a tenant require telegraphic, telephonic, annunciator, or any other communication service, Landlord will direct the electricians and installers where and how the wires are to be introduced and placed, and none shall be introduced or placed except as Landlord shall direct.
     14. Tenants shall not make or permit any improper noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them.
     15. No equipment of any kind shall be operated on the premises that could in any way annoy any other tenant in the Building without written consent of Landlord.
     16. Business machines and mechanical equipment belonging to Tenant which cause noise and/or vibration that may be transmitted to the structure of the Building or to any leased space so as to be objectionable to Landlord or any tenants in the Building shall be placed and maintained by Tenant, at Tenant’s expense, in setting of cork, rubber, or spring type noise and/or vibration eliminators sufficient to eliminate vibration and/or noise.
     17. Tenants shall not use or keep in the Building any inflammable or explosive fluid or substance, or any illuminating material, unless it is battery powered, UL approved.
     18. Tenants employees or agents, or anyone else who desires to enter the Building after normal business hours, may be required to provide appropriate identification and sign in upon entry, and sign out upon leaving, giving the location during such person’s stay and such person’s time of arrival and departure, and shall otherwise comply with any reasonable access control procedures as Landlord may from time to time institute.
     19. Landlord has the right to evacuate the Building in event of emergency or catastrophe.
     20. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business, Tenant, before occupying the Premises, shall procure and maintain such license or permit and submit it for Landlord’s inspection. Tenant shall at all times comply with the terms of any such license or permit.
     21. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and street address of the Building.
     22. Tenants shall not be allowed to install vending machines within the Premises without the consent of Landlord. Tenants shall not be allowed to prepare or cook food within the Premises other than employees of Tenants using a microwave or toaster oven installed in a kitchen or dining area approved by Landlord to heat meals for their own consumption.

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     23. All locks and keys for entry doors and doors within the Premises shall be provided by Landlord, at Tenant’s cost, except the initial entry doors locks and keys shall be at Landlord’s cost.
     24. Landlord shall not be responsible for any loss or damage to any personalty items of Tenants or their employees.
     25. Landlord reserves the right to rescind any of these Rules and Regulations and make such other and further rules and regulations not inconsistent with the express terms of the Lease as in the judgment of Landlord shall from time to time be needed for the safety, protection, care, and cleanliness of the Building, the operation thereof, the preservation of good order therein, and the protection and comfort of its tenants, their agents, employees, and invitees, which Rules and Regulations when made and notice thereof given to a tenant shall be binding upon him in like manner as if originally herein prescribed.

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